UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment #1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OWC PHARMACEUTICAL RESEARCH CORP.
 (Exact Name of Registrant in its Charter)

Delaware	3841	98-0573566
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

22 Shaham Steet, P.O. Box 8324, Petach Tikva, 4918103, Israel, Phone: +972 (0) 3-758-2657
 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Delaware Intercorp., 113 Barksdale Professional Center, Newark, DE 19711
(Agent for Service)

Copies to:
Thomas J. Craft, Jr., Esq. 5420 North Ocean Drive Suite 2102 Singer Island, FL 33404 (561) 317-7036	Park Avenue Group Richard Rubin 40 Wall Street, 28th Floor New York, NY 10005 (212) 400-7198

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.00001 per share	9,101,373	$0.26	$2,366,357	$274.97
(1) This Registration Statement covers the resale by our Selling Shareholders of up to 9,101,373 shares of Common Stock previously issued to such Selling Shareholders.
(2) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon a $0.26 per share the average high and low share price of the Registrant’s Common Stock on the OTCQB Market on April 22, 2015.
(3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate Offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON JUNE __, 2015

OWC PHARMACEUTICAL RESEARCH CORP.

9,101,373 SHARES OF COMMON STOCK

The selling shareholders (the "Selling Shareholders") named in this prospectus (the "Prospectus") are offering shares of common stock, par value $0.00001 per share (the "Common Stock") of OWC Pharmaceutical Research Corp., a Delaware corporation f/k/a Dynamic Applications Corp. offered through this Prospectus. We are filing this registration statement (the "Registration Statement"), of which this Prospectus forms a part, in order to permit the Selling Shareholders to sell a portion of their restricted shares of Common Stock that they acquired in a series of transactions exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to the provisions of Regulation D and Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act. The shares of Common Stock to be offered and sold by the Selling Shareholders, as disclosed in the section under the caption "Selling Shareholders" of this Prospectus, have already been issued and are currently issued and outstanding Common Stock of the Company. We will not receive any proceeds from the sale of the Common Stock by the Selling Shareholders covered by this Prospectus in connection with the offering (the "Offering").

Our Common Stock is subject to quotation on OTCQB Market under the symbol OWCP. On June 8, 2015, the last reported sale price for our Common Stock was $0.18 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. The prices at which the Selling Shareholders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock on the date(s) of their respective sales and/or in negotiated transactions from time-to-time.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: June __, 2015

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision in determining whether to purchase shares of Common Stock offered by our Selling Shareholders.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including the disclosure contained under the captions "Risk Factors," "Description of Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "OWCP," "Company," "Registrant," "we," "us" and "our" refer to OWC Pharmaceutical Research Corp., a Delaware corporation f/k/a Dynamic Applications Corp.

Business Plan

We are engaged in two distinct business sectors and we may require additional capital to implement our business plan and fund our operations.

Our two distinct business operations are:

(i) continuing to work with GUMI to commercialize and market the Company's Electromagnetic Percussion Device (the "Device"); and
(ii) research and development of cannabis-based medical products for the treatment of a variety of medical conditions such as multiple myeloma, psoriasis, fibromyalgia, post-traumatic stress disorder (PTSD) and migraine.

We were incorporated in Delaware on March 7, 2008 under the name Dynamic Applications Corp. In 2008, we acquired a patent for our Device from an unaffiliated third party. On May 5, 2008, we filed a registration statement on Form S-1 pursuant to which we offered and sold to the public 2,000,000 shares of our Common Stock at $0.04 per share, resulting in gross proceeds of $80,000 and net proceeds of approximately $60,000. Notwithstanding our successful IPO and a subsequent raise of approximately $200,000 in December 2008, the Company's cash resources were applied to a significant extent to executive compensation and consulting fees, without devoting resources to the development of our Device. Due to our limited financial and personnel resources and following the acquisition of the patent, we were dependent upon our ability to identify potential third parties to develop a prototype of our Device and thereafter to contract for the manufacture and marketing of commercial models.

During 2011, we began discussions with several of our shareholders as part of our plan to raise funds privately from investors in order to pursue the development of our Device. During 2011 and 2012, we had preliminary internal discussions with several of our shareholders and new investors related to renewing our efforts related to our Device. To that end, we entered into a manufacturing and distribution agreement with GUMI, a technology company engaged in the manufacture and sale of industrial equipment, to develop a Device prototype. GUMI completed the prototype and the manufacture of several commercial models of the Device and has commenced efforts to market the Device. To date, we have not yet derived any revenues from GUMI's marketing efforts and we continue to be dependent upon the ability of GUMI to successfully market our Device.

In early 2014, several of our shareholders conferred with management and expressed their interest in having the Company expand the scope of its business beyond efforts related to the exploitation of our Device in collaboration with GUMI.

During the first six months of 2014 and in connection with the appointment of a new chief executive officer, we raised capital from investors largely as a result of our determination to expand our business focus . We were introduced by shareholders and others in Israel to several leading scientists and physicians in both Israel and the United States who were engaged in conducting research and development of cannabis-based products for potential use in the treatment of a variety of medical illnesses and who expressed interest in conducting these activities as part of a public company.

To that end and based, in part, by our ability to raise capital from investors who supported our new direction, we began discussions with the group of scientists and physicians about the goal of commencing clinical trials working in collaboration with leading academic medical centers and scientific institutions in Israel. In connection with this new focus, we organized a wholly-owned subsidiary, One World Cannabis Ltd. ("OWC") under the laws of the State of Israel on July 6, 2014, to facilitate these new research and development activities.

We will utilize the capital that we have raised during 2014 to fund OWC's research and development of cannabis-based medical products and treatments ("Prospect Products").

The Company's plans to collaborate with leading medical experts, major Israeli hospitals and research organizations in drug development and clinical research to develop and commercialize new therapeutic approaches for the treatment of certain medical conditions and diseases as well as the symptoms of disease, principally through the use of cannabinoids.

We made this determination for, among others, the following reasons: (i) the State of Israel issues licenses that permit medical research related to the medical use of cannabinoids; (ii) the presence of and access in Israel to leading institutions of higher learning and highly trained medical and scientific personnel engaged in such cannabis-based research; (iii) the introduction to OWC of several leading professors and physicians both in Israel and the United States expressing interest in working with us; and (iv) our ability to raise capital from existing shareholders and new investors for the purpose of funding our new efforts.

Under the direction of Dr. Yehuda Baruch, Director of Research and Regulatory Affairs of our Israeli subsidiary, OWC, the Company has identified and prioritized several conditions that it believes will respond positively to cannabis-based therapies.

We enter into collaborative ventures with major medical centers and highly regarded researchers in Israel and potentially other countries with the goal of developing novel therapeutic methods for the treatment of serious medical conditions with cannabis-based therapies.

Through our collaboration agreements, we conduct pre-clinical investigations and randomized, placebo-controlled trials of cannabis-based compounds and develop unique, condition-specific products.

Our Filing Status as a "Smaller Reporting Company

We are a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a "smaller reporting company," the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a "smaller reporting company." Specifically, "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our business plan and strategy is also subject to certain risks. The risks described under the heading "Risk Factors" included elsewhere in this prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

• Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

• We have no operating history in the field of medical research and face many of the risks and difficulties frequently encountered by early stage companies.

• Our research and development success depends on laws, mainly in Israel and U.S., pertaining to Cannabis.

• We will rely to a great extend on research collaboration with third-party institutions.

• Clinical trials of cannabis-based medical products and treatments are novel terrain with very limited or non-existing clinical trials history, and we face a significant risk that the trials will not result in commercially viable products.

• You will experience dilution of your ownership interest because of possible future issuances of additional shares of our common stock or preferred stock.

Before you invest in our Common Stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading "Risk Factors."

Where You Can Find Us

We presently maintain our principal offices at 22 Shaham Street, Box 8324, Petach Tikva, 4918103, Israel, Phone: +(972) 3-919-1921

Our Filing Status as a "Smaller Reporting Company"

We are a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a "smaller reporting company," the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a "smaller reporting company." Specifically, "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years.  Decreased disclosures in our SEC filings due to our status as a "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common Stock offered by Selling Shareholders	9,101,373 shares of Common Stock representing 11.29% of our current outstanding Common Stock. (1)
Common Stock outstanding before and after the Offering	80,592,403
Terms of the Offering	The Selling Shareholders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Shareholders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.
Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.
Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol OWPC.
Use of proceeds	The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus.
Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors” beginning on page 8.

(1) Based on 80,592,403 shares of Common Stock outstanding as of May 31, 2015.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The balance sheet and the statement of operations data are derived from our unaudited interim financial statements for the period ended March 31, 2015 and our audited financial statements for the years ended December 31, 2014.

Statement of Operations Data:

	For the Period	Year Ended
	Ended Mach 31, 2015	December 31, 2014
Revenues	$-	$-
Total general and administrative	305,479	4,873,223
Research and development	99,124	160,325
Total other (expense)	-	(37,125)
Total cost and expense	(404,603)	(5,070,673)
Net loss	$(404,603)	$(5,070,673)
Net Loss Per Share – Basic and Diluted	$(0.01)	$(0.10)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	79,729,241	52,209,962

Balance Sheet Data:

March 31, 2015
Cash and cash equivalents	$1,165,638
Total assets	1,194,541
Total current liabilities	40,258
Total liabilities	40,258
Total stockholders' equity	$1,154,283
Total liabilities and shareholders' equity	$1,194,541

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our management's expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Business

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements included in this registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $60,000 per year simply to cover the administrative, legal and accounting fees. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of restricted shares of our Common Stock and the issuance of convertible notes, which have subsequently been converted into restricted shares of Common Stock.

Based on our financial history, in their report on the financial statements for the year ended December 31, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

Notwithstanding our success in raising over $2.1 million from the sale of our securities, principally during 2014, there can be no assurance that we will be able to continue to raise equity and/or debt capital from investors at terms and conditions satisfactory to the Company, or otherwise, and/or have adequate capital resources required by us to fund our current and future planned operations. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

We face many of the risks and difficulties frequently encountered by relatively new companies with respect to both of our operations.

The Company's business involves two distinct operations: (i) the development, manufacture and sale of our Electronic Percussion Device, relying on the services and expertise of GUMI; and (ii) on conducting scientific research, in collaboration with leading universities and institutions in Israel on cannabis for medical treatment. We have not yet generated any revenues from our Device and from our cannabis-based medical product activities. Notwithstanding the significant scientific and medical experience of OWC's management and advisory team, neither the Company nor OWC have any operating history as a medical research company engaged in cannabis research or any other related field upon which an evaluation of the Company and its prospects could be based. There can be no assurance that our management will be successful in being able to commercially exploit the results, if any, from our medical and scientific research projects or that we will be able to develop products and treatments that will enable us to generate sufficient revenues to meet our expenses or to achieve and/or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our research and development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

We rely on GUMI Tel-Aviv to develop, manufacture and market commercial models of our Electromagnetic Percussion Device.

We are dependent upon the ability of GUMI Tel-Aviv to develop, manufacture and market commercial models of our Electromagnetic Percussion Device. While GUMI has completed development of our Device and produced several commercial models, to date there have been no sales revenues from our Device and there can be no assurance that GUMI will be successful generating sufficient revenues or profits from the sale and marketing of our Device.

We are a small company with limited resources compared to some of our potential competitors engaged in the manufacture and sale of electromagnetic percussion devices may not be able to compete effectively in this market.

The electromagnetic percussion industry is very competitive and although we believe our technology offers unique development opportunities, there can be no assurance that the perceived advantages and features of our Device are enough to effectively capture a significant enough market share to successfully launch and sustain our product. Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have.

We have limited operating history in the field of medical research and face many of the risks and difficulties frequently encountered by early stage companies.

The Company's focus on conducting scientific research in collaboration with leading universities and institutions mainly in Israel on cannabis for medical treatment and has not yet generated any revenues. Notwithstanding the significant scientific and medical experience of OWC's management and advisory team, neither the Company nor OWC have any operating history as a medical research company engaged in cannabis research or any other related field upon which an evaluation of the Company and its prospects could be based. There can be no assurance that our management will be successful in being able to commercially exploit the results, if any, from our medical and scientific research projects or that we will be able to develop products and treatments that will enable us to generate sufficient revenues to meet our expenses or to achieve and/or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our research and development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

Changes in consumer preferences and acceptance of cannabis-based medical products and treatments and any negative trends will adversely affect our business.

We are substantially dependent on continued market acceptance and proliferation of cannabis-based medical products and treatments. We believe that as cannabis-based products and treatments become more widely accepted by the medical/scientific communities and the public at large, the stigma associated with cannabis-based medical products and treatments will moderate and, as a result, consumer demand will likely continue to grow. However, we cannot predict the future growth rate and size of the market, assuming that the regulatory climate permits, of which there can be no assurance. Any negative outlook on cannabis-based medical products will adversely affect our business prospects.

In addition, we believe that large, well-funded pharmaceutical and other related businesses and industries may have a strong economic reasons to be in strong opposition to cannabis-based medical products. We believe that the pharmaceutical industry may not easily surrender control of any product, such as cannabis-based products, that could generate significant revenue. The pharmaceutical industry is well-funded with a strong and experienced lobby presence at both the federal and state levels as well as internationally, that surpasses financial resources of the current group of medical cannabis research and development companies. Any effort the pharmaceutical lobby could or might undertake to halt or delay the newly developing medical cannabis industry could have a detrimental impact on our business.

Cannabis-based medical products contain controlled substances, the use of which may generate negative public debate.

Since our prospect products will contain cannabis and/or cannabinoids, which are currently controlled substances, efforts to secure requisite regulatory approvals may generate public controversy and negative responses by both the regulators and the public. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses associated with the approval process for any cannabis-based medical products and treatments that we may develop.

These pressures could also limit or restrict the introduction and marketing of any such product. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or marketability. The nature of our business attracts and may be expected to continue to attract a high level of public and media interest and, in the event of any related adverse publicity, we may not succeed in monetizing our products.

Our cannabis-related prospect products face uncertain demand.

Demand for medical cannabis-based products is dependent on a number of social, political and economic factors that are beyond our control. While we believe that demand for such medical products will continue to grow, there is no assurance that such increase in demand will happen, that we will benefit from any demand increase or that our business, in fact, will ever become profitable.

Our involvement in the cannabis industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence business operations in the U.S., of which there can be no assurance, obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and/or expensive for us to find because we are involved in the cannabis industry. There can be no assurance that we will be able to find such insurance in the near future, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or expose us to additional risks and financial liabilities.

We are entering a potentially highly competitive market.

The emerging markets for cannabis-related medical research and development is and will likely remain both competitive and evolve into becoming even more so. In particular, we face strong competition from larger and better funded companies that may be in the process of offering similar products and treatments that we intend to offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than we may be expected to have for the foreseeable future, notwithstanding our belief in the strength of our management team.

These competitors may be able to react to market changes, respond more rapidly to new regulations and/or allocate greater resources to the development and promotion of their products than we can. Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves or with third parties to increase their ability to rapidly gain market share.

Given the rapid changes affecting the cannabis-related medical research and development industry, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to develop innovative cannabis-related products and treatments working with our university and institutional partners that will be accepted, especially with ever-changing legal and regulatory environment. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

Changes in legislation or regulation in the health care systems in the United States and foreign jurisdictions may affect us.

Our ability to successfully commercialize our cannabis-based medical products and treatments may depend on how Israel, the US and other respective governments and/or health administrations provide coverage and/or reimbursements for our cannabis-based prospect products and treatments. The ongoing efforts of governments, insurance companies, and other participants in the health care services industry to trim health care costs may adversely affect our ability to achieve profitability.

In certain foreign markets, including major markets in the European Union, pricing of prescription pharmaceuticals is subject to governmental control. Price negotiations with governmental authorities may range from 6 to 12 months or longer after the receipt of regulatory marketing approval for a product. Our business could be detrimentally effected if reimbursements of our cannabis-based products is unavailable or limited if pricing is set at unacceptable levels.

Our failure to comply with existing and potential future laws and regulations could harm our plan of operations.

We will be subject to wide-ranging, existing as well as new laws and regulations by U.S. federal, state, laws and regulation of the State of Israel and foreign governments and in each of the countries we plan to market our products. We must comply to all regulatory requirements if we expect to be successful.

If any of our cannabis-based prospect products and treatments is approved in the United States, it will be subject to ongoing regulatory requirements including federal and state requirements. As a result, we and our collaborators and/or joint venture partners must continue to expend time, money and effort in all areas of regulatory compliance, including, if applicable, manufacturing, production, quality control and assurance and, of upmost importance, clinical trials. We will also be required to report certain adverse reactions and production problems, if any and applicable, to the FDA, and to comply with advertising and promotion requirements for our cannabis-based prospect products and treatments.

Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to conduct clinical trials which are prerequisite to our ability to commercialize our cannabis-based medical products and related treatments. If regulatory sanctions are applied or if regulatory approval, once obtained, is for any reason withdrawn, the value of our business and our operating results could be materially adversely affected.

We will rely to a great extend on research collaboration with third-party institutions.

We rely on research collaboration with hospitals and research institutes, mainly in Israel. We have entered into a collaboration agreement with Sheba Medical Center, a leading hospital in Israel ("Sheba") for pre-clinical and clinical trials on cannabis-related treatments of a variety of medical conditions. While the Company is in preliminary discussions with other Israeli Hospitals and research institutes with respect to collaboration agreements, none of these discussions have reach the stages of finalizing potential collaboration agreement.

Our research collaboration agreements with Sheba provides that all intellectual property rights, including both patents, use patents and non-manufacturing related know-how, treatments and dosages, among other things, be owned by us and/or jointly with Sheba. To date, we have filed 6 provisional patent applications with the U.S. Patent and Trademark Office. If we decide to jointly own intellectual property, we may need to seek our partners consent to pursue, use, license and/or enforce some of the jointly-owned intellectual property. Deterioration in any research collaboration relationship would have a material adverse effect on our business, results of operations and financial condition.

Collaboration agreements that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize cannabis-based product.

We may also enter into collaboration agreements with pharmaceutical or biotechnology institutes for the development or commercialization of our cannabis-based prospect products and treatments. We may enter into such agreements based on the merits of retaining certain rights. We will face significant competition in seeking appropriate collaborators and in negotiating agreements at acceptable terms, if at all. We may not be successful in our efforts to enter, implement and maintain collaboration agreements. Disagreements stemming from collaboration agreements concerning development, intellectual property, regulatory or commercialization matters can lead to delays and, in some cases, termination of such collaboration agreements or otherwise result in the potentially significant costs and fees in seeking to enforce or protect our rights, if any. These disagreements can be difficult if, in fact, neither of the parties has final decision making authority. The resulting outcome of any disputes and/or disagreements could in all likelihood adversely affect our business.

Clinical trials of cannabis-based medical products and treatments are novel terrain with very limited or non-existing clinical trials history; we face a significant risk that the trials will not result in commercially viable products and treatments.

We have no clinical trial history from which we can, at present, derive any conclusions from or to prove that our assumptions for the trials, other than limited sporadic observational or anecdotal studies are scientifically compelling. Furthermore, no officer or director of the Company, other than Dr. Yehuda Baruch and Dr. Alan Shackelford, has a direct record of accomplishment of conducting such scientific studies, none of which were conducted since they accepted positions with OWC. As a result, we face a significant risk that requires us to use outsourced specific researchers for several or all studies, which may be expected to be highly costly.

If the clinical trial studies of our cannabis-based prospect products and treatments do not produce results necessary to support regulatory clearance or approval, we will be unable to commercialize our products.

We have commenced the clinical trial phase of a multiple myeloma study at Sheba and expect to commence the clinical trial study for fibromyalgia in the third quarter of 2015. The company conducts the study in accordance with Sheba's Internal Review Board (IRB) approval. We have received preliminary results on the effect of several combinations of cannabidiol (CBD) and tetrahydrocannabidoil (THC) on multiple myeloma cells, and have commenced the pre-clinical study with multiple myeloma human cells.

We have applied for an internal review board (IRB) approval to PTSD study and expect approval in the third quarter of 2015. We expect that the pre-clinical trial phase of the trial will commence during the second quarter of 2015. The actual clinical trials, in Multiple Myeloma and PTSD, are expected to take in 6 to 18 months, are expensive and carry uncertain outcomes in each instance. The initiation and completion of the trial study may be prevented, delayed, or halted for numerous reasons, including, but not limited to, the following:

• patients do not enroll in, or enroll at a lower rate than we expect, or do not complete a clinical trial study;
• patients or investigators do not comply with study protocols;
• patients do not return for post-treatment follow-up at the expected rate;
• patients experience serious or unexpected adverse side-effects for a variety of reasons that may or may not be related to our products, treatments and/or dosages, causing a clinical trial study to be put on hold or terminated;
• sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;
• third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical study protocol, good clinical practices, and other Institutional Review Board requirements;
• third-party entities do not perform data collection and analysis in a timely or accurate manner or at all;
• regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies;
• changes in federal, state, or foreign governmental statutes, regulations or policies;
• interim results are inconclusive or unfavorable as to immediate and long-term safety or efficacy; or
• the study design is inadequate to demonstrate safety and efficacy.

Clinical trial failure can occur at any stage of the testing. Our clinical study may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or non-clinical testing in addition to those we have planned and for which we have budgeted. Our failure to adequately demonstrate the safety and efficacy of our cannabis-based prospect products and treatments could prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of these products or indications for use. Any of these occurrences may harm our business, financial condition and prospects significantly.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business may fail.

Our future success depends, to a significant extent, on our ability to attract, train and retain capable scientists and physicians, enter into collaboration agreements for our research and managerial personnel. Recruiting and retaining capable personnel, particularly those with expertise with medical research, is vital to our success. If we are unable to attract and retain qualified employees, our business may fail and our investors could lose their entire investment.

At present, we believe to have the necessary key personal to carry out our business plans but there can be no assurance that our beliefs prove unfounded. If we are unable to protect our intellectual property, our business will be materially adversely affected.

Our Future Success Is Dependent, In Part, On The Performance And Continued Service Of Dr. Yehuda Baruch, OWC's Director of Research and Regulatory Affairs.

The Company is dependent to a great deal on Dr. Yehuda Baruch, Dr. Yehuda Baruch, OWC's Director of Research and Regulatory Affairs. for the foreseeable future. The loss of his services could have a material adverse effect on the operations and prospects of the Company. He is expected to handle all aspects of our Research and Regulatory Affairs related to developing our Prospect Products. His responsibilities include developing business arrangements, directing the development of the Company's IP and overseeing regulations and formulating strategies. At this time, the Company does not currently have “key man” life insurance on Dr. Baruch.

We may become subject to frequent and costly litigation regarding patent and other intellectual property rights. It is possible that our prospect products and treatments may not withstand challenges made by others or that any patents protecting our rights are inadequate or inadequately defended.

Our success depends in large part on our ability to secure and maintain effective patent protection for our products and treatments in the United States and internationally. To date, we have filed six provisional patent applications with the U.S. Patent and Trademark Office and expect to continue to file patent applications for various aspects of our prospect products and related treatments. However, we face the risks that:

• we may fail to secure necessary patents on our prospect products pending prior to or after obtaining regulatory clearances, thereby permitting competitors to market competing products using our perceived proprietary rights and intellectual property; and
• previously granted patents may be re-examined, invalidated or not extended.
If we are unable to protect our intellectual property adequately, our business and commercial prospects will suffer.

We may be accused of infringing on intellectual property rights of third-party competitors.

Other parties may claim that our cannabis-based medical products infringe on their proprietary and perhaps patent protected rights. We may be subject to claims and costly legal proceedings regarding alleged infringement by us of the intellectual property rights and patents of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In the event that our patents do not fully protect us, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own.

Our by-laws provide for indemnification of our directors and the purchase of D&O insurance at our expense and limit their potential or actual liability which may result in a significant cost to us and damage the interests of our shareholders.

The Company's By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware as well as other applicable laws. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for: (i) breach of the director's duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; (iii) payment of dividends or repurchases of stock other than from lawfully available funds; or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director's liabilities under the federal securities laws or the recovery of damages by third parties.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional service providers. The engagement of such services is costly and continuing. Additionally, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $25,000 per year or perhaps more as our operations increase in scope and magnitude. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports and/or discover and report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Our legal and financial compliance costs related to these rules and regulations may increase, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and quarterly, and, from time-to-time, current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should or could be made to improve our financial and management control systems in order to manage our growth and our legal obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, if and when any perceived deficiencies are discovered. However, we anticipate that the expenses associated with being a reporting public company are expected to be both material and continuing. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls could be material. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors' and officers' liability insurance ("D&O Insurance"), the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be expected to be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including D&O Insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our product to offset the effect of such increased costs. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Cannabis Industry

Risk of government action.

Our business depends on the laws and regulations in Israel, the United States and internationally that are or may become applicable currently and in the future to the cannabis based medical research. The growth of the market related to cannabis-related products is dependent upon continued legislative authorization of the wide and varied uses of cannabis. Any number of factors, such as litigation, could slow or halt progress in this area. In addition, further deregulation, while increasingly expected in the United States and/or among the states, as well as internationally, is not assured. While there may be growing public support, particularly in the United States, for legislative action liberalizing laws applicable to cannabis, numerous factors can impact the legislative process in Israel, the United States, the different states and other countries. Any one of these factors could slow or halt cannabis-based medical research, which would negatively impact our business.

While we will use our best efforts to comply with all laws, including U.S. federal, state and local laws and regulations, as well as those in Israel. There is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

At present, the Company's business plan focuses on research and development of cannabinoid-based products and treatments. We require that the research facilities with which we enter into collaborative agreements maintain their existing licenses to cultivate, produce and supply cannabis. We provided assistance and secured licenses to conduct the multiple myeloma and fibromyalgia studies at Sheba. Other than issuing licenses for medical research, Israel has not legalized cannabis.

We believe that our activities are not in violation of existing U.S. federal laws and regulations. The U.S. Department of Justice (the "DOJ") has not, to our knowledge, published any policy or guidance specifically regarding the participation of a United States corporation in lawful cannabis-related medical activities outside of the United States such as those being and to be conducted by us in Israel.

Our business is dependent on state laws pertaining to the marijuana industry.

To date, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the states of Colorado and Washington approved and implemented regulations to legalize cannabis for adult use. Individual state laws do not always conform to the federal standard or to other states laws. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. A number of states have decriminalized marijuana to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. Two states, Colorado and Washington, have legalized the recreational use of cannabis. Variations exist among states that have legalized, decriminalized or created medical marijuana exemptions. For example, Alaska and Colorado have limits on the number of marijuana plants that can be homegrown. In most states, the cultivation of marijuana for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical marijuana needing care or that person's caregiver.

The Obama administration has made numerous statements indicating that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to stringently enforce the federal laws. Any such change in the federal government's enforcement of current federal laws could cause significant financial damage to the Company and its stockholders.

While we believe that our business is quite distinct from that of herbal, psychoactive marijuana, our business prospects may nevertheless be negatively impacted by developments of these laws at the state level in the United States.

Laws and regulations affecting our business are constantly evolving.

The constant evolution of laws and regulations affecting the research and development of cannabis-based medical products and treatments could detrimentally affect our business. Federal, state and local medical laws and regulations related to the use of cannabis are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations or alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations and it is possible that new laws and regulations may be enacted in the future that will be directly applicable to our business.

Controlled substance legislation differs and may restrict our ability to sell our cannabis-based prospect products and/or their use in medical treatments.

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs trade and control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to obtaining marketing approval for our cannabis-based products and use of these products in various medical treatments. Certain countries may not be willing or able to amend or otherwise modify their laws and regulations to allow our prospect products to be marketed and treatments to be administered, thereby adversely effecting our financial condition and potential profitability.

Our ability to conduct research and develop on our prospect products is dependent on our collaborative partners' ability to maintain licenses relating to cannabis research.

The research facilities through which we conduct our research are located in Israel. In Israel, licenses to cultivate, possess and supply cannabis for medical research are granted by the Medical cannabis Department of the Ministry of Health.

We require that the research facilities with which we enter into collaborative agreements maintain their existing licenses to cultivate, produce and supply cannabis. We provided assistance and secured licenses to conduct the multiple myeloma and fibromyalgia studies at the Sheba Medical Hospital. To carry out research in countries other than in Israel, similar licenses to those obtained for Sheba outlined above are required to be issued by the relevant authority in each country.

In the United States, the DEA regulates the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement of annual registrations to manufacture or distribute pharmaceutical products derived from cannabis. We do not currently conduct any manufacturing or repackaging/relabeling in the United States. In the event that we sought to do so in the future, we and/or our contract manufacturers would be required to maintain a registrations, and be subject to other regulatory requirements such as manufacturing quotas, and if the DEA failed to issue or renew such registrations, we would be unable to manufacture and distribute any product in the United States on a commercial basis.

Risks Related to Our Common Stock

The Company has warrants and options outstanding, which exercise may dilute the value of shares.

The Company has granted warrants and if those are exercised, the issuance of up to 33,144,490 shares of Common Stock of the Company may dilute the value of shares held by existing shareholders.

There can be no assurance of a liquid public trading market for our common stock or whether investors will be able to readily be able to sell their shares of common stock.

At present, our Common Stock is subject to quotation on the OTCQB market under the symbol OWCP. There is only a limited, liquid public trading market for our Common Stock and there can be no assurance that a more liquid market will ever develop or be sustained. Market liquidity will depend on the perception of our business and any steps that our management might take to bring public awareness of our business to the investing public within the parameters of the federal securities laws. There can be given no assurance that there will be any awareness generated or sustained. Consequently, investors may not be able to liquidate their investment or liquidate it at a price paid by investors equal to or greater than their initial investment in our Common Stock. As a result, holders of our Common Stock may not find purchasers for their shares should they to decide to sell the Common Stock held by them at any particular time if ever. Consequently, our Common Stock should be purchased only by investors who have no immediate need for liquidity in their investment and who can hold our Common Stock, possibly for a prolonged period of time.

In the event an active trading market develops for our common stock, the market price may, from time-to-time, be volatile.

In the event an active trading market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the market for securities subject to quotation on OTC Markets in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in conditions or trends in the industry in which we operate, general market and economic conditions in the United States and world-wide as well as the number of our shares of Common Stock being purchased and sold at any particular time. These factors may materially adversely affect the market price of our Common Stock, regardless of our historic business performance or future prospects. In addition, the public stock markets have experienced and may be expected to experience extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

A large number of additional shares will be available for resale into the public market pursuant to this offering as well as in the near future, which may cause the market price of our common stock to decline significantly.

Sales of a substantial number of shares of our Common Stock in the public market will become available pursuant to Rule 144 promulgated by the SEC under the Act, could adversely affect the market price of our Common Stock. As of March 31, 2015, we had 80,592,403 shares of Common Stock outstanding, of which 46,903,410 shares of Common Stock are restricted as a result of applicable federal securities laws. As restrictions on resale of other shares of Common Stock expire, pursuant to the provisions of Rule 144 or otherwise, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them at any given date or over any particular period of time. For a more detailed description of the risks associated with this Risk Factor, see the disclosure under the caption "Shares Eligible for Future Sale" contained in this Prospectus.

If holders of restricted securities sell a large number of shares pursuant to Rule 144 under the Act, they could adversely affect the market price for our Common Stock, which adverse affect could be sustained and over which we have no control.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock or our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, including shares of our Common Stock, resulting in the dilution of the ownership interests of our present shareholders. We are authorized to issue an aggregate of 500,000,000 shares of Common Stock, par value $0.00001 per share, of which 80,592,403 shares are currently outstanding.

We may also issue additional shares of our Common Stock, warrants or other securities that are convertible into or exercisable for the purchase of shares of our Common Stock in connection with hiring and/or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock or other securities, for any reason including those stated above, may have a negative impact on the market price of our Common Stock. There can be no assurance that the issuance of any additional shares of Common Stock, warrants or other convertible securities may not be at a price (or exercise prices) below the then prevailing price at which shares of our Common Stock will be quoted on the OTCQB Market.

We may never pay any dividends to our shareholders.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate. The declaration and payment of all future dividends, if any, will be at the sole discretion of our board of directors, which retains the right to change our dividend policy at any time. Consequently, shareholders must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Insiders will continue to have substantial control over us after this offering and will be able to influence corporate matters.

Our directors and executive officers and present shareholders holding more than 5% of our Common Stock ("Affiliated Persons") will continue to own of record and beneficially, in the aggregate, approximately 26.3% of our outstanding Common Stock. As a result, if these shareholders were to choose to act together, they would be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our Company or all or a significant percentage of our assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us. For information regarding the ownership of our outstanding stock by our executive officers and directors and their affiliates, see the disclosure under the caption "Security Ownership of Certain Beneficial Owners and Management."

We cannot assure you that the interests of our management and Affiliated Persons will coincide with the interests of the investors. So long as our management and Affiliated Persons collectively controls a significant portion of our Common Stock, these individuals and/or entities controlled by them, will continue to collectively be able to strongly influence or effectively control our decisions.

Anti-takeover provisions of the Delaware General Corporation Law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could reduce our stock price.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with shareholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law could make it more difficult for shareholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Common Stock to decline.

State Blue Sky registration, potential limitations on resale of our common stock.

The holders of our shares of Common Stock and those persons, who desire to purchase our Common Stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market our securities to be a limited one.

It is the present intention of management after the active commencement of operations in to seek coverage and publication of information regarding the Company in an accepted publication manual, which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Registrant issuing the security has a listing for that security in a securities manual recognized by the state.

However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer's officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Our common stock is considered a Penny Stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We may be subject now and in the future to the Penny Stock rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any Offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We have identified control deficiencies in our internal control over financial reporting as of the evaluation done by management as of March 31, 2015, including those related to (i) absent or inadequate segregation of duties within a significant account or process, (ii) inadequate documentation of the components of internal control, and (iii) inadequate design of information technology general and application controls that prevent the information system from providing complete and accurate information consistent with financial reporting objectives and current needs. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. Based on the work undertaken and performed by us, however, we believe the financial statements contained in our reports filed with the SEC are fairly stated in all material respects in accordance with GAAP for each of the periods presented. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders. All proceeds from the sale of our Common Stock by Selling Shareholders will go to the Selling Shareholders as described more fully below in the sections entitled "Selling Security Holders" and "Plan of Distribution." We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

The Selling Shareholders may sell their shares on the OTCQB market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

DILUTION

The Common Stock to be sold by the Selling Shareholders as provided in the "Selling Security Holders" section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders due to this offering.

SELLING SECURITY HOLDERS

The shares of Common Stock being offered for resale by the Selling Shareholders consist of 9,101,373 shares of our Common Stock held by 36 shareholders. Such Selling Shareholders include the holders of shares that we sold at offering prices ranging from $0.005 to $0.15 per share from February 2014 through November 2014. These private offerings were made in reliance on and pursuant to the provisions Regulation S and, to a lesser extent, Regulation D, both promulgated by the SEC under the Act. In addition, several Selling Shareholders will be selling shares of Common Stock acquired upon the conversion of notes at varying prices, which notes were converted during February 2014.

The following table sets forth the names of the Selling Shareholders and the number of shares of Common Stock beneficially owned by them as of the date of our Registration Statement, of which this Prospectus is a part, and the number of shares of Common Stock being offered by the Selling Shareholders. The shares being offered hereby are being registered to permit public secondary trading. The Selling Shareholders may offer all or part of the shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of their shares subject to this Registration Statement, nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this Registration Statement.

		Shares Beneficially Owned	Shares to	Shares Beneficially Owned	Percent Beneficially
Last Name	First Name	Prior to Offering	Be Offered	After Offering	Owned After (a)
Avdinco Ltd.	(1)	444,444	222,222	222,222	0.28%
Benhamu	David	55,555	27,778	27,777	0.03%
Chordekar	Nuriel	55,555	27,778	27,777	0.03%
Cohen	Eran	222,222	111,111	111,111	0.14%
Cohen	Gil	500,000	250,000	250,000	0.31%
Asaf	David	111,111	55,556	55,555	0.07%
H. Leigh Severance Inc.	(2)	834,000	417,000	417,000	0.52%
H. Leigh Severance Inc.	(2)	834,000	417,000	417,000	0.52%
Invita Pharma LLC.	(3)	1,322,222	661,111	661,111	0.82%
Falach	Masha Lea	555,555	277,778	277,777	0.34%
NE Solutions Ltd.	(4)	1,360,000	680,000	680,000	0.84%
Nir	Ben Nissan	111,111	55,556	55,555	0.07%
Prop Trade Ltd.	(5)	3,333,333	1,666,667	1,666,666	2.07%
R. P. Holdings (1992) Ltd.	(6)	444,444	222,222	222,222	0.28%
Senator	Ron	222,222	111,111	111,111	0.14%
Pasternak	Shmuel	450,000	225,000	225,000	0.28%
Short Trade Ltd.	(7)	2,762,633	1,381,317	1,381,316	1.71%
Shrem	David	222,222	111,111	111,111	0.14%
Teperberg, Tal & Graf, Gal		111,111	55,556	55,555	0.07%
Talesnick	Alan	166,666	83,334	83,333	0.10%
Tenenbaum	Boruj	444,444	222,222	222,222	0.28%
Cohen	Tomer	166,667	83,334	83,333	0.10%
Yogev	Yoel	1,500,000	750,000	750,000	0.93%
Cohen	Yosef	220,000	110,000	110,000	0.14%
Zetouny	Judith	111,111	55,556	55,555	0.07%
Kahlon	Shay	43,859	14,620	29,239	0.04%
Ashkenazi	Moshe	350,877	116,959	233,918	0.29%
Calvo	Shem-Tov	1,030,000	343,333	686,667	0.85%
Farjun	Rafi	333,333	111,111	222,222	0.28%
Abraham	Guy	43,426	14,475	28,951	0.04%
Elad	Guy	61,666	20,555	41,111	0.05%
Glazer	Ido	66,667	22,222	44,445	0.06%
Atias	Nissim	166,667	55,556	111,111	0.14%
Leibovitz	Sarah	66,667	22,222	44,445	0.06%
Heiden	Ivo	200,000	50,000	150,000	0.18%
Securities Compliance Corp.	(8)	200,000	50,000	150,000	0.18%
Total		19,123,790	9,101,373	10,022,418	12.43%

(a) Based on 80,592,403 shares outstanding as of May 31, 2015.
(1) Advinco Ltd. Mr. Avner Cohen, a resident of Israel, exercises the sole voting and dispositive powers with respect to the shares offered.
(2) H. Leigh Severance Inc. and H. Leigh Severance Pension Plan & Trust. Mr. H. Leigh Severance, a resident of Colorado exercises the sole voting and dispositive powers with respect to the shares offered.
(3) Invita Pharma LLC. Mr. Richard S. Greenberg, a resident of Colorado, exercises the sole voting and dispositive powers with respect to the shares offered.
(4) NE Solutions Ltd. Mr. Roy Group Ltd. Mr. Lee Yit Tong, a resident of Singapore, exercises the sole voting and dispositive powers with respect to the shares offered.
(5) Prop Trade Ltd. Ltd. Mrs. Charlotte Eilin Tay, a resident of Singapore, exercises the sole voting and dispositive powers with respect to the shares offered.
(6) R.P. Holding Ltd. Mr. Rubin Zimerman, a resident of Israel, exercises the sole voting and dispositive powers with respect to the shares offered.
(7) Short Trade Ltd. Mr. Shlomo Noyman exercises the sole voting and dispositive powers with respect to the shares offered.
(8) Securities Compliance Corp. is controlled by Richard Rubin.

None of the selling shareholders has any material relationship with any of the Company's affiliates such as officers, directors and significant shareholders, other than Ido Glazer who is the brother of Uri Glazer, the VP of the Company's wholly-owned subsidiary OWC.

Best of the company's knowledge, None of the other Selling Shareholders or their beneficial owners:

- has had a material relationship with us other than as a shareholder at any time within the past three years; or
- has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
- are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 9,101,373 shares of our Common Stock by the Selling Shareholders.

The Selling Shareholders and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the Selling Shareholders. The Selling Shareholders and any broker-dealers or agents, upon completing the sale of any of the shares offered in this Prospectus, may be deemed to be "underwriters" as that term is defined under the Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

We know of no existing arrangements between the Selling Shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the Selling Shareholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

A Selling Shareholder may pledge his/her/its shares to their respective brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares of Common Stock. The Selling Shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such person. The Selling Shareholders is not permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 520,000,000 shares of capital stock, $0.00001 par value per share, consisting of 20,000,000 shares of Preferred Stock and 500,000,000 shares of Common Stock.

Preferred Stock

We are authorized to issue 20,000,000 shares of Preferred Stock, $0.00001 par value per share. As of May 31, 2015, no preferred shares were issued and outstanding. The Board of Directors has the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock, without any further action or approval of our shareholders.

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.00001 par value per share. As of May 31, 2015, we had 80,592,403 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

In connection with our private placements during 2014, we issued a total of 33,144,490 warrants in connection with unit offerings each unit consisting of one share of Common Stock and one warrant exercisable to purchase one additional share of Common Stock at prices ranging from $0.14 to $0.25 per share.

During 2013, the Company granted 600,000 warrants to GUMI and 550,000 warrants to L&L Holdings Ltd. both are vested and L&L Holdings exercised all 550,000 warrants.

Options

During 2014, the Company signed advisory services agreements with officers of its subsidiary pursuant to which the officers are entitled to 51,785,417 options to be granted if and when our subsidiary achieves 3 milestones. As of the date of this prospectus, none of the milestones has been achieved and therefore no options have vested.

Transfer Agent and Registrar

The transfer agent of our Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Thomas J. Craft, Jr., Esq., 5420 North Ocean Drive, Suite 2102, Singer Island, FL 33404, will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

The audited financial statements for the years ended December 31, 2014 and 2013 included in this Prospectus and the Registration Statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain a website at http://www.owcpharma.com. Upon completion of this Offering, you may access these materials on our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only.

DESCRIPTION OF BUSINESS

Overview

We are engaged in two distinct business sectors and we may require additional capital to implement our business plan and fund our operations.

Our two distinct business operations are:

(i) continuing to work with GUMI to commercialize and market the Company's Electromagnetic Percussion Device (the "Device"); and
(ii) research and development of cannabis-based medical products for the treatment of a variety of medical conditions such as multiple myeloma, psoriasis, fibromyalgia, post-traumatic stress disorder (PTSD) and migraine.

Background

We were incorporated in Delaware on March 7, 2008 under the name Dynamic Applications Corp. In 2008, we acquired a patent for our Device from an unaffiliated third party. On May 5, 2008, we filed a registration statement on Form S-1 pursuant to which we offered and sold to the public 2,000,000 shares of our Common Stock at $0.04 per share, resulting in gross proceeds of $80,000 and net proceeds of approximately $60,000. Notwithstanding our successful IPO and a subsequent raise of approximately $200,000 in December 2008, the Company's cash resources were applied to a significant extent to executive compensation and consulting fees, without devoting resources to the development of our Device. Due to our limited financial and personnel resources and following the acquisition of the patent, we were dependent upon our ability to identify potential third parties to develop a prototype of our Device and thereafter to contract for the manufacture and marketing of commercial models. However, our management did not actively pursue the commercial development of the Device.

During 2011, we began discussions with several of our shareholders as part of our plan to raise funds privately from investors in order to pursue the development of our Device. During 2011 and 2012, we had preliminary internal discussions with several of our shareholders and our new investors to renew our efforts related to our Device. We entered into a manufacturing and distribution agreement with GUMI, a technology company engaged in the manufacture and sale of industrial equipment, to develop a Device prototype. GUMI completed the prototype and the manufacture of several commercial models of the Device and has commenced efforts to market the Device. To date, we have not yet derived any revenues from GUMI's marketing efforts and we continue to be dependent upon the ability of GUMI to successfully market our Device.

Our Business Operations

In early 2014, several of our shareholders conferred with management and expressed their interest in having the Company expand the scope of its business beyond our Device. During the first half of 2014 and in connection with the appointment of a new chief executive officer, we raised capital from investors largely as a result of our determination to expand our business focus . We were introduced by shareholders and others in Israel to several leading scientists and physicians in both Israel and the United States who were engaged in conducting research and development of cannabis-based products for potential use in the treatment of a variety of medical illnesses and who expressed interest in conducting these activities as part of a public company.

Based on our ability to raise capital from investors who supported our new direction, we began discussions with the group of scientists and physicians about the goal of commencing clinical trials working in collaboration with leading universities and scientific institutions in Israel. In connection with this new focus, we organized a wholly-owned subsidiary, One World cannabis Ltd. ("OWC") under the laws of the State of Israel on July 6, 2014, to facilitate these new research and development activities.

We will utilize the capital that we have raised during 2014 and through the first quarter of 2015, to fund OWC's business focus on research and development of cannabis-based medical products and treatments ("Prospect Products").

The Company's collaborates with leading medical experts, major Israeli hospitals and research organizations in drug development and clinical research to develop and commercialize new therapeutic approaches for the treatment of certain medical conditions and diseases as well as the symptoms of disease, principally through the use of cannabinoids.

We made this determination for, among others, the following reasons: (i) the laws of the State of Israel that permit research activities related to the medical use of cannabinoids; (ii) the presence of and access in Israel to leading institutions of higher learning and highly trained medical and scientific personnel engaged in such cannabis-based research; (iii) the introduction to OWC of several leading professors and physicians both in Israel, the United States and elsewhere expressing interest in working with us; and (iv) our ability to raise capital from existing shareholders and new investors for the purpose of funding our new efforts.

Principally under the direction of Dr. Yehuda Baruch, OWC's Director of Research and Regulatory Affairs, together with the advice of Dr. Alan Shackelford, the Company has identified and prioritized several conditions that it believes will respond positively to cannabis-based therapies.

Our plan is to use collaborative ventures with major medical centers and highly regarded researchers in Israel to develop novel therapeutic methods for the treatment of serious medical conditions with pharmaceutical-grade cannabis-derived compounds. We will conduct pre-clinical investigations and randomized, placebo-controlled trials of cannabis-based compounds and develop unique, condition-specific products.

Cannabis Overview

Some seventy different compounds have been identified that are unique to the cannabis plant. These compounds, called "cannabinoids", stimulate CB1 and CB2 receptors, appropriately called " cannabinoid receptors". These receptors are part of an autoregulatory system found in all animals called the "endocannabinoid system" and are distributed widely throughout the body.

Activation of the cannabinoid receptors by both endocannabinoids produced by the body and by plant-derived cannabinoids is responsible for the many observed effects of cannabis. Other compounds found in the cannabis plant such as such as flavonoids and terpenes may also play a role.

cannabis, or marijuana, has also been used recreationally throughout history. Its psychoactive properties are primarily caused by delta-9-tetrahydrocannabinol, or THC, though other cannabinoids may be slightly psychoactive.

Most scientific research has focused on THC, though the other major cannabinoids including cannabidiol (CBD) - cannabigerol (CBG) - cannabichromene (CBC) - cannabinol (CBN) have also been investigated and have been found to have important physiologic effects.

These include pain reduction, anti-spasmodic, anti-tremor, anti-inflammatory, antioxidant, appetite stimulating and anti-nausea properties.

CBD is perhaps the most important of the non-psychoactive cannabinoids, and appears to exhibit anti-inflammatory, anti-convulsant, anti-psychotic, anti-oxidant, neuroprotective and immunomodulatory effects.

We intend to focus our research and development initiatives on exploring the benefits of the various cannabinoids, both individually and collectively, and on identifying potential therapeutic applications using our Prospect Products.

Our Business Strategy

We believe that the pharmacology of the various cannabinoids provides significant potential for development of treatments to improve specific medical conditions, and to treat a number of diseases and the symptoms of diseases.

In association with pharmacology departments at leading Israeli and other universities and medical institutions and with private pharmaceutical companies, OWC is working to develop new, consistent and reliable pharmaceutical-grade cannabis-based medications and unique delivery systems based on the results of scientific investigations such as those outlined above.

The Company's research initiatives are directed by Dr. Yehuda Baruch, OWC's Director of Research and Regulatory Affairs, and, to a lesser extent, by Dr. Alan Shackelford, OWC's Chief Science Officer.

Dr. Baruch served as Head of the Israeli Ministry of Health's Medical Marijuana Program from 2003 through 2013, where he spearheaded the efforts on regulation, chaired the indication committee, secured Helsinki Approvals for medical research, and managed regulation of patient licensing and dosage. He has extensive experience in researching medical cannabis, most notably for its effect on PTSD. From 2004 until recently, he served as CEO of Abarbanel Mental Health Center in Bat Yam, Israel. Prior to that, he was the director of Israel's Ministry of Health medical management division, and director general of Be'er Yakov Mental Health Center. He has taught at Ben-Gurion University of the Negev and Tel Aviv University's Sackler School of Medicine.

Dr. Shackelford is a practicing physician well-known in the U.S. for his work in the area of medical cannabis and particularly on treating epilepsy in children, among other conditions, with medical cannabis extracts. Dr. Shackelford has advised legislators in several U.S. states on legislation to establish medical cannabis programs and regulatory requirements, including Colorado and Connecticut. He has also consulted with governmental officials and elected officials on medical cannabis legislative initiatives in Latin American countries. Dr. Shackelford graduated from the University of Heidelberg School of Medicine and trained in internal medicine, nutritional medicine and behavioral medicine at major teaching hospitals of the Harvard Medical School in Boston. Dr. Shackelford was also a research Fellow at the Harvard Medical School.

OWC intends to conduct all clinical trials in accordance with the Declaration of Helsinki and standards articulated by the World Medical Association. Protocols will provide for efficient and cost effective testing methodologies, which we believe will enable the Company to bring suitable products to market as quickly as possible while ensuring the safety of research subjects.

To date, we have filed 7 provisional patent applications with the USPTO based principally on the extensive body of research, practical studies and professional done by Dr. Yehuda Baruch from 2003 through 2013 Head of the Israeli Ministry of Health's Medical Marijuana Program. Five additional provisional applications are scheduled to be submitted in or about the second quarter 2015, also based upon the work of Dr. Baruch.

OWC signed a collaboration agreement with Sheba Academic Medical Center, a hospital in Tel Aviv, Israel. Within the framework of a new collaboration agreement, the Company commenced studies to explore the effect of several combinations of cannabidiol (CBD) and tetrahydrocannabinol (THC) on multiple myeloma and on psoriasis, starting with the multiple myeloma study.

The Multiple Myeloma study has already commenced at Sheba. Dr. Merav Leiba, Head of Sheba's Multiple Myeloma Outpatient Clinic and Multiple Myeloma Research Lab is leading the study. The Company conducts the study in accordance with Sheba's Internal Review Board (IRB) approval. We have received preliminary results on the effect of several combinations of cannabidiol (CBD) and tetrahydrocannabidoil (THC) on multiple myeloma cells. The study will continue with multiple myeloma human cells and results are expected in the third quarter of 2015.

Upon the successful completion of clinical trials, the Company will retain the intellectual property rights and secure patent protections.

Research and Development

Our focus is to conduct, based on collaboration agreements with leading Israeli hospitals and institutions, studies and clinical trials designed to develop cannabis-based products, sometimes referred to as "Prospect Products" for the treatment of various diseases and medical conditions. In Israel, licenses to cultivate, possess and supply cannabis for medical research are granted by the Medical cannabis Department of the Ministry of Health.

We require that the research facilities with which we enter into collaborative agreements maintain their existing licenses to cultivate, produce and supply cannabis. We provided assistance and secured licenses to conduct the multiple myeloma and fibromyalgia at the Sheba Medical Hospital. To carry out research in countries other than in Israel, similar licenses to those obtained for Sheba outlined above are required to be issued by the relevant authority in each country.

Our Prospect Products will be tested in controlled, pre-clinical and clinical studies conducted at leading Israeli hospitals and scientific institutions, adhering to strict protocols so as to comply will all applicable of regulatory authorities, under the overall supervision of Dr. Baruch and Alon Sinai, OWC's Chief Operating Officer, who is a retired Lt. Col. from the IDF and currently enrolled for a Ph.D. in Health Systems Management, Ben-Gurion University of the Negev, holding an M.A. in Health Systems Management, Ben-Gurion University of the Negev, 2005 and a B.EMS in Emergency Medicine, Ben-Gurion University of the Negev and 2003.Medical Strategic Leadership Program, NATO, 2007.Lt. Col. Sinai has developed and maintains close professional relationships with the many medical and scientific institutes in Israel where medical cannabis is being studied.

In order to obtain the requisite regulatory approvals for our Prospect Products, all human clinical testing will be conducted in collaboration with our hospital partners, while closely working with Dr. Baruch.

Our research and development efforts will also focus on creating new Prospect Products in custom combinations from extracted cannabinoids, for initial testing at the pre-clinical level. The most promising cannabis-based Prospect Products will be used in human clinical trial phase I (safety), phase II (efficacy over time-limited), and phase III (efficacy over time with full subject enrollment).

We will be working closely with local, national and international regulatory agencies in Israel, the U.S. and Europe for the purpose of providing access to our cannabis-based Prospect Products and therapies to patients in need of new treatments for life threatening and debilitating conditions as well as improving quality of life for those with long-term illnesses.

There can be no assurance of our ability to generate revenues or profits. Extensive clinical trials establishing the safety and efficacy of our cannabis-based Prospect Products treating certain targeted medical conditions and/or diseases is necessary and the length of time needed to establish the safety and efficacy as well as the competitive, cost-effective benefits, if any, of our Prospect Products cannot be assured.

Sheba Hospital Collaboration Agreement

On October 22, 2014, we entered into a collaboration agreement with Sheba Academic Medical Center, a hospital in Tel-Aviv, Israel, relating to the use of cannabis to treat
Myeloma. Within the framework of this collaboration agreement, which was negotiated by Dr. Baruch, we are conducting pre-clinical studies on multiple myeloma, which commenced in April 2015. In addition, as set forth in the table below, we expect to commence pre-clinical studies on Fibromyalgia and Psoriasis during the third quarter of 2015. Pursuant to the collaboration agreement, we are obligated to pay Sheba $330,000 for the Myeloma study between the third quarter of 2015 and second quarter of 2016.

We are obligated to provide $300,000 in funding in the first quarter of 2016 related to the Psoriasis research conducted at Sheba. We have funding obligations of $100,000 related to the Fibromyalgia research due during two years of the studies. We currently have the financial resources to fund these studies but anticipate that we will required up to additional capital during the next twelve months for our continuing and planned expanded operations.

At present, we use our available working capital to fund these studies. However, we may need to raise additional funding prior to or if clinical studies are to commence.

While the Company is in preliminary discussions with other Israeli hospitals and research institutes with respect to other collaboration agreements, none of these discussions have reach the stages of finalizing a potential collaboration agreement.

Our Development Programs

The following table summarizes the stages of development for each of our current Prospect Products.

Targeted Medical Condition	Collaborator	Status	Phase 1	Phase 2	Phase 3
Use of cannabis to treat Myeloma	Sheba Hospital	Pre-Clinical study started in April 2015 Company received IRB approval in June 2015	No	No	No
Use of cannabis to treat Psoriasis	Sheba Hospital	Company applied for IRB approval in June 2015	No	No	No
Use of cannabis to treat Fibromyalgia	Sheba Hospital	Pre-Clinical study expected to started in third quarter of 2015 Currently in formulation phase Company expects IRB approval in June 2015	No	No	No
Use of cannabis to treat PTSD	Sheba Hospital	Company expects IRB approval in third quarter of 2015 Currently in formulation phase	No	No	No
Use of cannabis to treat Migraine	Sheba Hospital	Company expects IRB approval in third quarter of 2015 Currently in formulation phase	No	No	No

Regional and International Promotion of Cannabis Research

OWC's facilities in Petach Tikva Israel serve as the center for our research and development activities coordinating the studies and trials being and to be conducted with Israeli hospitals and universities. We also intend to establish additional research centers coordinating studies and trials with other hospitals and universities outside of Israel.

Under the direction of Dr. Yehuda Baruch, management team is working with its research partners, principally in Israel as well as the US, to identify and prioritize investigations into several health-related medical conditions they believe will respond positively to our cannabis-based Prospect Products. As in Israel, we will select those of our Prospect Products that we deem most effective after initial testing for further clinical studies to verify the results and to determine specific quantitative parameters for clinical trials of our Prospect Products.

Government and Public Agency Consulting

Our initial activities will be focused on the United States and on the European Community countries that have not yet passed legislation to fully legalize medical cannabis. By working with governments and public agencies to establish the infrastructure necessary for the safe care and management of patients using our Prospect Products, we believe that we will be able to raise awareness in the medical community and the public at large of the efficacy of cannabis-based treatments. We believe that these efforts will assist in promoting the establishment of national, regional and local programs beyond Israel to encourage the legalization of cannabis for medical purposes and the use of our Prospect Products.

OWC will assist in the creation of programs tailored to meet the specific medical needs of a given market. This includes the development of a regulatory framework and operating infrastructure. OWC's management has vast experience in developing the training programs for physicians, caregivers, and researchers that are essential to the establishment of a successful, patient-focused medical cannabis program.

In furtherance of our plans, we may, in the future, consider strategic acquisitions and joint ventures as well as other projects to grow our business activities including but not limited to: product licensing and royalty agreements, consulting, and strategic alliances to support our Prospect Product development. However, there can be no assurance that this strategy will be successful in generating any revenues or growing out business.

Based upon our cash position of $1,165,638 at March 31, 2015, we believe that we may need to raise additional capital, either equity or debt prior to the end of fiscal 2015 in order to fund our plan of operations including our research and development initiatives for the next twelve months. There can be no assurance, however, that additional capital will be sufficient to fund our currently anticipated expenditure requirements for the next twelve-month period nor can there be any assurance that financing will be available at satisfactory terms and conditions or at all, for that matter.

Our Strengths

Notwithstanding the fact that we have only commenced our cannabis-based medical research, we believe that we offer the following key characteristics in our approach to develop our cannabis-based Prospect Products:

• Our two leading medical professionals are recognized world-leaders in medical cannabis treatments;
• We applied for internal review board (IRB) approval to the multiple myeloma study and to the PTSD study. We have received Sheba Academic Medical Center internal review board (IRB) approval to the multiple myeloma study and fibromyalgia study, and expect to obtain IRB approval to the PTSD study during the second quarter of 2015. We plan to apply for IRB approval of five other studies in 2015;
• We have already filed six provisional patent applications with the USPTO;
• Collaborations with major Israeli Hospital and research institutes. We have entered into a collaboration agreement with Sheba Medical Center in Israel to research a treatment for multiple myeloma, a highly treatment-resistant form of bone marrow cancer and psoriasis. We expect to enter into additional collaboration agreements by the end of fiscal 2015;
• Strong competitive position in a highly specialized and regulated field. Several members of our management team have been in involved in similar business ventures for over ten years. We have proven regulatory expertise to obtain medical research license; and
• Highly experienced management team and access to a network of leading scientists. We believe to be well-positioned to benefit from the significant potential within the field of cannabis-based research in which we have developed expertise during over 15 years of research and business development conducted by Drs. Yehuda Baruch and Alan Shackelford who collaborate with other leading scientists in the cannabis research field.

Market and Competition

According to the 2014 edition of the Marijuana Business Factbook, U.S. retail sales of medical cannabis are expected to rise significantly over the next five years from an estimated $2.2 billion in 2014 to $8.2 billion in 2018.

We believe that North America will represent a major market for our cannabis-based medical Prospect Products due in large part to the success of recent efforts to legalize the use of medical marijuana at the state level throughout the United States, where it is now legal to some extent or other in 23 states and the District of Columbia. It can also be expected that there will be policy changes in the European Union concerning the use of marijuana and cannabis-based products for medical use.

We believe that there will be rising demand for cannabis derived medical products and that future growth is expected to be driven by favorable changes in legislation and demographic factors.

We face competition from larger companies that are or may be in the process of offering similar products to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than we may be expected to have.

Competitors may include major pharmaceutical and biotechnology companies and public and private research institutions. However, we believe that our own Prospect Products will be able to compete with existing therapies and new therapies that may become available in the future.

Management cannot be certain that we will be able to compete against current or future competitors or that competitive pressure will not seriously harm our business prospects. These competitors may be able to react to market changes, respond more rapidly to new regulations or allocate greater resources to the development and promotion of their products than we can.

Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves to increase their ability to rapidly gain market share. Large pharmaceutical companies may eventually enter the market.

Given the rapid changes affecting the global, national, and regional economies in general and cannabis-related medical research and development in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Time-to-Market is an important factor and our success will depend on our ability to develop innovative products that will be accepted by patients.

Our success will also depend on our ability to respond quickly to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

There can be given no assurance that any of our on cannabidiol-based medical products will obtain regulatory approval in the US or in other markets that we intent to market such products.

Intellectual Property

To date, we have filed seven provisional patent applications with respect to the uses of medical cannabis in the treatment of cancer, skin disease, pain management and psychiatric treatment, among other conditions. Three additional provisional patent applications are expected to be submitted during 2015. We developed our intellectual property rights, virtually all of which are based on know-how of Dr. Yehuda Baruch developed during his many years of research and studies in Israel. We are, and will remain, highly dependent on the continued services of Dr. Baruch for our continued medical and scientific studies, future growth and potential future profitability.

The Company owns and will retain the intellectual property rights to proprietary discoveries made by Dr. Baruch in conjunction with its Prospect Products and plans to work to continue to secure patent protections, starting with provisional patents, when appropriate.

The table below depicts the Company's pending provisional patent applications:

Application number	Description of Provisional Patent	Filing Date
62/084,568	Use of cannabis to treat Myeloma	11/26/2014
62/085,663	Use of cannabis to treat PTSD	12/01/2014
62/088,599	Use of cannabis to treat Migraine	12/07/2014
62/092,849	Novel Condom Comprising Cannabis Derived Compositions to Decrease of Erectile Dysfunction Symptoms	12/17/2014
62/095,020	Use of cannabis to treat Psoriasis	12/21/2014
62/135,185	Preparations of Cannabis Emulations and Methods Thereof	03/19/2015

We anticipate additional patent applications in conjunction with our research, testing, and development of treatment options using the cannabidiol present in the cannabis plant.

At present, there are legal limitations in the U.S. related to granting federal trademarks for cannabis and related products. To date, cannabis is still designated a Schedule 1 drug as defined by the United States Controlled Substances Act. The following facts are required for drugs to be placed in this schedule:

1. The drug or other substance has a high potential for abuse.
2. The drug or other substance has no currently accepted medical use in treatment in the United States.
3. There is a lack of accepted safety for use of the drug or other substance under medical supervision.

Except as specifically authorized, it is illegal for any person:

• to manufacture, distribute, or dispense, or possess with intent to manufacture, distribute, or dispense, a controlled substance; or
• to create, distribute, or dispense, or possess with intent to distribute or dispense, a counterfeit substance.

As a result, the Company believes that Federal courts are unlikely to hear intellectual property litigation cases, which poses limitations on our ability to protect use of any intellectual property protection.

U.S. Government Regulation

To date, there are twenty three states and the District of Columbia that have laws and/or regulation that recognize the legitimate medical uses for cannabis and consumer use of cannabis and related products in connection with medical treatment. Fifteen other states are in the process of considering legislation to similar effect. To date, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of state law.

If the federal government decides to enforce the Controlled Substances Act in any U.S. state that has laws and/or regulation that recognize the legitimate medical uses for cannabis and consumer use of cannabis and related products, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

The present administration has repeatedly stated that it is not inclined to use federal resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the present administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any subsequent administration could modify this policy and decide to enforce the federal laws. Any such change in the federal government's enforcement of current federal laws could cause substantial harm to our business prospects in the U.S. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal or state governments.

Despite the foregoing, the Department of Justice has continued to enforce the Controlled Substance Act with respect to marijuana to prevent:

• the distribution of marijuana to minors;
• criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;
• the redistribution of marijuana from states where it is legal under state law to other states;
• state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
• violence and the use of firearms in the cultivation and distribution of marijuana;
• driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;
• the growing of marijuana on public lands; and
• marijuana possession or use on federal property.

FDA Approval Process in the United States

The United States extensively regulate the pre-clinical and clinical testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of drugs. The FDA regulates pharmaceutical products under the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations.

To obtain approval of our future product candidates from the FDA, we must, among other requirements, submit data supporting safety and efficacy for the intended indication as well as detailed information on the manufacture and composition of the product candidate. In most cases, this will require extensive laboratory tests and preclinical and clinical trials. The collection of these data, as well as the preparation of applications for review by the FDA involve significant time and expense. The FDA also may require post-marketing testing to monitor the safety and efficacy of approved products or place conditions on any approvals that could restrict the therapeutic claims and commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems at any time following initial marketing of our products.

The first stage of the FDA approval process for a new drug involves completion of pre-clinical studies and the submission of the results of these studies to the FDA. These data, together with proposed clinical protocols, manufacturing information, analytical data and other information submitted to the FDA in an IND application, must become effective before human clinical trials may commence. Preclinical studies generally involve FDA regulated laboratory evaluation of product characteristics and animal studies to assess the efficacy and safety of the product candidate.

After the IND becomes effective, a company may commence human clinical trials. These are typically conducted in three sequential phases, but the phases may overlap. Phase 1 trials consist of testing the product candidate in a small number of patients or healthy volunteers, primarily for safety at one or more doses. Phase 2 trials, in addition to safety, evaluate the efficacy of the product candidate in a patient population somewhat larger than Phase 1 trials. Phase 3 trials typically involve additional testing for safety and clinical efficacy in an expanded population at multiple test sites. A company must submit to the FDA a clinical protocol, accompanied by the approval of the Institutional Review Board ("IRB") at the institutions participating in the trials, prior to commencement of each clinical trial.

To obtain FDA marketing authorization, a company must submit to the FDA the results of the preclinical and clinical testing, together with, among other things, detailed information on the manufacture and composition of the product candidate, in the form of a new drug application (an "NDA").

The amount of time taken by the FDA for approval of an NDA will depend upon a number of factors, including whether the product candidate has received priority review, the quality of the submission and studies presented, the potential contribution that the compound will make in improving the treatment of the disease in question and the workload at the FDA.

The FDA may, in some cases, confer upon an investigational product the status of a fast track product. A fast track product is defined as a new drug or biologic intended for the treatment of a serious or life threatening condition that demonstrates the potential to address unmet medical needs for this condition. The FDA can base approval of an NDA for a fast track product on an effect on a surrogate endpoint, or on another endpoint that is reasonably likely to predict clinical benefit. If a preliminary review of clinical data suggests that a fast track product may be effective, the FDA may initiate review of entire sections of a marketing application for a fast track product before the sponsor completes the application.

We anticipate that any of our future products will be manufactured by strategic partners, licensees or other third parties. Before approving an NDA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with the FDA's current good manufacturing practices ("cGMP"), which are regulations that govern the manufacture, holding and distribution of a product. Our manufacturers also will be subject to regulation under the Occupational Safety and Health Act, the Nuclear Energy and Radiation Control Act, the Toxic Substance Control Act and the Resource Conservation and Recovery Act and other applicable environmental statutes. Following approval, the FDA periodically inspects drug manufacturing facilities to ensure continued compliance with the cGMP. Our manufacturers will have to continue to comply with those requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing or recall or seizure of product. Adverse patient experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or market removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following approval.

The labeling, advertising, promotion, marketing and distribution of a drug must also be in compliance with FDA and Federal Trade Commission requirements which include, among others, standards and regulations for off-label promotion, industry sponsored scientific and educational activities, promotional activities involving the internet, and direct-to-consumer advertising. We also will be subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of hazardous materials, including chemicals and radioactive and biological materials. In addition, we will be subject to various laws and regulations governing laboratory practices and the experimental use of animals. In each of these areas, as above, the FDA has broad regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of product approvals, seize or recall products and deny or withdraw approvals.

We will also be subject to a variety of regulations governing clinical trials and sales of our products outside the United States. Whether or not FDA approval has been obtained, approval of a product candidate by the comparable regulatory authorities of foreign countries and regions must be obtained prior to the commencement of marketing the product in those countries. The approval process varies from one regulatory authority to another and the time may be longer or shorter than that required for FDA approval.

Government Regulations Outside of the United States

The research facilities through which we conduct our research are located, at present, in Israel, where licenses to cultivate, possess and supply cannabis for medical research are granted by the Medical Cannabis Department of the Ministry of Health, which was formerly directed by Dr. Yehuda Baruch. We require that the research facilities with which we enter into collaborative agreements maintain their existing licenses to conduct medical-based cannabinoids research. We provided assistance and secured licenses to conduct the multiple myeloma and fibromyalgia studies at the Sheba Medical Hospital. Sheba Hospital has all required licenses to conduct its studies as outlined in subheading "Our Development Programs" above. We will be required to obtain additional licenses and permits related to medical research for other Prospect Products if we enter into collaboration agreements with other hospitals or research institutes. To carry out research in countries other than in Israel, similar licenses are required to be issued by the relevant authority in each country.

We must obtain the requisite approvals and/or licenses from regulatory authorities in non-U.S. countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a process that requires the submission of a clinical trial application much like an IND prior to the commencement of human clinical trials. In Europe, for example, a clinical trial application ("CTA"), must be submitted to the each national health authority and to independent ethics committees in each country in which a company intends to conduct clinical trials. Once the CTA is approved in accordance with a country's requirements, clinical trial development may proceed in that country.

The requirements and process governing the conduct of clinical trials vary from country to country, even though there is already some degree of legal harmonization in the European Union member states resulting from the national implementation of underlying E.U. legislation. In all cases, the clinical trials must be conducted in accordance with GCP and other applicable regulatory requirements.

For countries outside of the EU, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. However, the clinical trials in all countries must be conducted in accordance with GCP and the other applicable regulatory requirements.

In addition, most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for any cannabis related product in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our cannabis related products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In that case, we would be unable to market our products in those countries in the near future or perhaps at all.

Employees

We presently have no full-time employees. Our CEO and CFO are employed under services agreements with the Company. Our officers and directors are expected to dedicate approximately 60% of their professional time to our business development until such time that we receive regulatory approval of any prospect product. We conduct our medical research through collaboration agreements.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 22 Shaham Street, P.O. Box 8324, Petach Tikva, 4918103, Israel. Our telephone number in Israel is +972 (0)3-758-2657/9. Our executive office is a rented suite located in the Beit Dvir building. The Company pays $1,650 per month for 461 square foot of office space. We believe that this space is adequate for our current and immediately foreseeable operating needs.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. We are currently not aware of any legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company's Common Stock is subject to quotation on the OTCQB Market under the symbol OWCP. There can be no assurance that there will be an active trading market for the Common Stock. In the event that an active trading market commences, there can be no assurance as to the market price of the shares of Common Stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

For the periods indicated, the following table sets forth the high and low bid prices per share of Common Stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal 2014		Fiscal 2013		Fiscal 2012
	High	Low	High	Low	High	Low
First Quarter ended March 31	$0.30	$0.01	$0.18	$0.08	$0.35	$0.13
Second Quarter ended June 30	$0.30	$0.17	$0.33	$0.11	$0.35	$0.13
Third Quarter ended September 30	$0.49	$0.21	$0.32	$0.06	$0.24	$0.13
Fourth Quarter ended December 31	$0.27	$0.10	$0.15	$0.01	$0.21	$0.08

As of December 31, 2014, our shares of common stock were held by approximately 120 stockholders of record. This does not include shares held in "street name." The transfer agent of our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone (212) 828-8436. VStock Transfer is registered under the Exchange Act.

Rule 144 Shares: As of March 31, 2015, there were 25,717,482 shares currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants: We do not have a stock option plan (ESOP) in place in 2014 and have not granted any stock options at this time. We contemplate adopting an ESOP during the third quarter of 2015.

Securities Authorized for Issuance Under Equity Compensation Plans: No equity compensation plan or agreements under which our Common Stock is authorized for issuance has been adopted during the fiscal year ended December 31, 2014 and 2013.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses.

Sale of Unregistered Securities

Date	Title	Shares Issued	Persons	Consideration Per Share
02/28/14	Common Stock	913,000	Amir Uziel	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	349,300	Tena Holdings GmbH (1)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	688,500	Lavi Krasney	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	366,500	Akiva Shonfeld	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	592,900	Amita S.A. (2)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	2,383,100	L&L Holdings (3)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	2,947,000	Asher G. Mediouni	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	3,657,100	Ofliam L.L.C. (4)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	295,200	Kfir Silbrman	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
03/11/14	Common Stock	2,000,000	IMWT Holdings Ltd. (5)	For Services provided valued at $20,000 pursuant to Section 4(2)
03/11/14	Common Stock	2,000,000	KE Zurich Capital (6)	For Services provided valued at $20,000 pursuant to Section 4(2)
03/11/14	Common Stock	1,000,000	Tzvika Borodizki	For Services provided valued at $10,000 pursuant to Section 4(2)
03/11/14	Common Stock	1,000,000	Asaf Itschaik	For Services provided valued at $10,000 pursuant to Section 4(2)
03/31/14	Common Stock	529,400	L&L Holdings (3)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
03/31/14	Common Stock	1,470,000	L&L Holdings (3)	For Services provided valued at $14,700 pursuant to Section 4(2)
03/31/14	Common Stock	362,000	Bransville Investment Ltd. (7)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
03/31/14	Common Stock	1,638,000	Bransville Investment Ltd. (7)	For Services provided valued at $16,380 pursuant to Section 4(2)
04/15/14	Common Stock	500,000	Short Trade Ltd. (8)	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	1,250,000	Ben-Zion Weiner	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	500,000	Yoel Yogev	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	2,000,000	Ariela Krasney	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	150,000	Oded Gilboa	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	300,000	David Massas	$0.005 per share in cash pursuant to Section 4(2)
06/24/14	Units (a)	111,111	David Asaf	$0.09 per share in cash pursuant to Reg S exemption
06/29/14	Units (a)	444,444	Avdinco Ltd. (9)	$0.09 per share in cash pursuant to Reg S exemption
06/24/14	Units (a)	55,555	David Benhamu	$0.09 per share in cash pursuant to Reg S exemption)
06/05/14	Units (a)	222,222	David Shrem	$0.09 per share in cash pursuant to Reg S exemption
06/24/14	Units (a)	222,222	Eran Cohan	$0.09 per share in cash pursuant to Reg S exemption
07/01/14	Units (a)	111,111	Judith Zetouny	$0.09 per share in cash pursuant to Reg S exemption
06/23/14	Units (a)	555,555	Falash Masha Lea	$0.09 per share in cash pursuant to Reg S exemption
06/18/14	Units (a)	111,111	Nir Ben Nissan	$0.09 per share in cash pursuant to Reg S exemption
06/20/14	Units (a)	55,555	Nuriel Chordekar	$0.09 per share in cash pursuant to Reg S exemption
06/19/14	Units (a)	2,222,222	Prop Trade Ltd. (10)	$0.09 per share in cash pursuant to Reg S exemption
06/19/14	Units (a)	444,444	R.P. Holdings Ltd. (11)	$0.09 per share in cash pursuant to Reg S exemption
06/18/14	Units (a)	222,222	Ron Senator	$0.09 per share in cash pursuant to Reg S exemption
06/24/14	Units (a)	450,000	Shmuel Pasternak	$0.09 per share in cash pursuant to Reg S exemption
06/13/14	Units (a)	2,222,222	Short Trade Ltd. (12)	$0.09 per share in cash pursuant to Reg S exemption)
06/24/14	Units (a)	111,111	Tal Taperberg & Gal Graf	$0.09 per share in cash pursuant to Reg S exemption
06/11/14	Units (a)	444,444	Boruj Tenenbaum	$0.09 per share in cash pursuant to Reg S exemption
06/18/14	Units (a)	166,667	Tomer Cohan	$0.09 per share in cash pursuant to Reg S exemption
06/11/14	Units (a)	1,000,000	Yoel Yogev	$0.09 per share in cash pursuant to Reg S exemption
06/10/14	Units (a)	220,000	Yosef Cohan	$0.09 per share in cash pursuant to Reg S exemption
08/14/14	Common Stock	150,000	Ivo Heiden	For Services provided valued at $0.25 per share pursuant to Section 4(2)
08/14/14	Common Stock	150,000	Securities Compliance Corp. (13)	For Services provided valued at $0.25 per share pursuant to Section 4(2)
07/14/14	Common Stock	179,300	Activa Shonenfeld	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
07/15/14	Common Stock	150,000	Gonen, Eli - former Chairman	For Services provided valued at $0.28 per share pursuant to Section 4(2)
07/15/14	Common Stock	250,000	Goore, Ori - former CEO and Director	For Services provided valued at $0.28 per share pursuant to Section 4(2)
07/15/14	Warrants	200,000	Gonen, Eli - former Chairman	Exercisable at $0.14 per share pursuant to Section 4(2)
07/15/14	Warrants	150,000	Goore, Ori - former CEO and Director	Exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	3,500,000	Amir Uziel	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	700,000	Eli Yorsh	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	3,500,000	Capitallink Ltd. (14)	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	2,800,000	L.I.A. Pure Capital Ltd. (15)	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	3,500,000	Yaad Ltd. (16)	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/17/14	Units (a)	1,322,222	Invita Pharmaceuticals LLC. (17)	$0.09 per share in cash pursuant to Section 4(2)
07/12/14	Units (b)	166,666	Alan L. Talesnick	$0.15 per share in cash pursuant to Reg S exemption
07/12/14	Units (b)	500,000	Gil Cohan	$0.15 per share in cash pursuant to Reg S exemption
07/08/14	Units (b)	834,000	H. Leigh Severance Inc. (18)	$0.15 per share in cash pursuant to Section 4(2)
07/08/14	Units (b)	834,000	H. Leigh Severance Inc. Pension Plan & Trust (19)	$0.15 per share in cash pursuant to Section 4(2)
08/18/14	Units (b)	1,360,000	NE Solutions Ltd. (20)	$0.15 per share in cash pursuant to Reg S exemption
09/23/14	Units (a)	1,111,111	Prop Trade Ltd. (21)	$0.09 per share in cash pursuant to Reg S exemption
09/23/14	Units (a)	1,111,111	Short Trade Ltd. (22)	$0.09 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	5,134,375	Dr. Alan Shackelford, CTO of OWC (23)	$0.05 per share in cash pursuant to Section 4(2)
11/07/14	Common Stock	2,104,480	Ziv Turner	$0.05 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	2,114,480	Uri Glazer	$0.05 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	861,250	Alon Sinai	$0.05 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	132,500	Shmuel De-Saban, CFO	$0.05 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	166,667	Nissim Atias	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	66,667	Ido Glazer	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	43,426	Guy Abraham	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	61,666	Guy Elad	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	66,667	Sara Leibovitz	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	1,030,000	Shem Tov and Claudia Calvo	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	333,333	Michal and Rafi Farjun	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	43,859	Shay Kahlon	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	350,877	Moshe Ashkenazi	$0.15 per share in cash pursuant to Reg S exemption
12/22/2014	Common Stock	200,000	Uri Glazer	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	150,000	Alon Sinai	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	2,120,000	Yehuda Baruch	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	100,000	Mirabelle Gazit	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	250,000	Dubi Kohva	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	62,916	Shmuel De-Saban, CFO	$0.05 per share in cash pursuant to Section 4(2)
06/16/2014	Common Stock	100,000	Ten West Holding Ltd. (24)	$0.09 per share in cash pursuant to Section 4(2)

(a) The units include warrants exercisable at $0.16 per share.
(b) The units include warrants exercisable at $0.25 per share.
(1) Tena Holdings is controlled by Daren Bitan, a resident of Israel.
(2) Amit SA is controlled by Haem Arusi, a resident of Israel.
(3) L&L Holdings is controlled by Ruiz Diaz Rolon Rosa, a resident of Argentina.
(4) Ofliam LLC is controlled by Patric Sasun Resident of Luxembourg
(5) IMWT is controlled by John Shafat, a resident of Austria
(6) KE Zurich Capital Ltd. is controlled by Tal Yoresh, a resident of Australia.
(7) Branseville Investments is controlled by Albert Oliverio, a resident of Gibraltar.
(8) Short Trade Ltd is controlled by Shlomo Noyman, a resident of Israel.
(9) Avdinco Ltd. is controlled by Avner Cohen, a resident of Israel.
(10) Prop Trade Ltd. is controlled by Charlote Eilin Tay, a resident of Singapore.
(11) R.P. Holdings (1992) Ltd is controlled by Rubin Zimerman, a resident of Israel.
(12) Short Trade Ltd. is controlled by Shlomo Noyman, a resident of Israel.
(13) Securities Compliance Corp. is controlled by Richard Rubin.
(14) Capitallink Ltd. is controlled by Levi Krasney, a resident of Israel.
(15) L.I.A. Pure Capital Ltd. is controlled by Kfir Silberman, a resident of Israel.
(16) Yaad Ltd. is controlled by Isaac Shrem, a resident of Israel.
(17) Invita Pharmaceuticals LLC is controlled by Richard S. Greenberg, a resident of the State of Colorado.
(18) H. Leigh Severance Inc. Pension Plan and Trust is controlled by H. Leigh Severance, a resident of the State of Colorado.
(19) H. Leigh Severance Inc. is controlled by H. Leigh Severance, a resident of the State of Colorado.
(20) NE Solutions Ltd. is controlled by Lee Yit Tong, a resident of Singapore.
(21) Prop Trade Ltd. is controlled by Charlote Eilin Tay, a resident of Singapore
(22) Short Trade Ltd. is controlled by Shlomo Noyman, a resident of Israel.
(23) Dr. Alan Shackelford is a US resident and CSO of our wholly-owned subsidiary, One World cannabis Ltd.
(24) Ten West Holding Ltd. is controlled by Marc Sitzer, a US resident.

The sales of these securities were exempt under either Section 4(2) of the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated by the SEC thereunder, including Regulation S. The investors represented to the Company that they have sufficient knowledge and experience in financial and business matters to evaluate the risks and merits of the investment (the "sophisticated investor"), or be able to bear the investment's economic risk, have access to the type of information normally provided in a prospectus; and agreed not to resell or distribute the securities to the public other than in compliance with the Act. In addition, the Company did not use any form of public solicitation or general advertising in connection with the offerings.

Penny Stock Considerations

Our Common Stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

• Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
• Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
• Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
• Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

INDEX TO FINANCIAL STATEMENTS

OWC Pharmaceutical Research Corp.
Consolidated Balance Sheets
At March 31, 2015 and December 31, 2014

	March 31, 2015
	(Unaudited)	December 31, 2014
ASSETS
Current assets:
Cash	$1,165,638	$1,469,267
Other current assets	-	24,091
Total current assets	1,165,638	1,493,358

Property and equipment, net	28,903	29,454

Total Assets	$1,194,541	$1,522,812

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable - trade	$37,309	$16,523
Accrued expenses	2,949	43,643
Advances and accounts payable to related parties	-	138
Total current liabilities	40,258	60,304

Total liabilities	40,258	60,304

Stockholders' equity:
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 500,000,000 shares authorized; and
79,562,574 and 78,429,241 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	797	784
Additional paid in capital	8,052,175	8,000,847
Common stock subscription receivable	(651,730)	(651,730)
Subscription payable	50,000	0
Accumulated deficit	(6,298,486)	(5,893,878)
Accumulated other comprehensive income	1,527	6,485
Total stockholders' equity	1,154,283	1,462,508
Total liabilities and stockholders' equity	$1,194,541	$1,522,812

See notes to unaudited interim consolidated financial statements.

OWC Pharmaceutical Research Corp.
Consolidated Statements of Operations
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	For the three months	For the three months
	ended March 31, 2015	ended March 31, 2014

Revenues	$-	$-

Expenses
General and administrative	305,479	472,142
Research and development	99,124	-

Loss from operations	(404,603)	(472,142)

Other income (expense):
Amortization of debt discount	-	(34,034)
Total other expense	-	(36,871)
Total costs and expenses	(404,603)	(509,013)

Net loss before income taxes	(404,603)	(509,013)
Income tax	-	-

Net loss	$(404,603)	$(509,013)

Basic and diluted per share amounts:
Basic and diluted net loss	$(0.01)	$(0.02)

Weighted average shares outstanding (basic and diluted)	79,729,241	29,358,306

See notes to unaudited interim consolidated financial statements.

OWC Pharmaceutical Research Corp.
Consolidated Statements Comprehensive Loss
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	For the three months	For the three months
	ended March 31, 2015	ended March 31, 2014

Net loss	$(404,603)	$(509,013)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	(4,958)	-
Total other comprehensive income, net of tax	(4,958)	-

Comprehensive loss	$(409,561)	$(509,013)

See notes to unaudited interim consolidated financial statements.

OWC Pharmaceutical Research Corp.
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	For the three months	For the three months
	ended March 31, 2015	ended March 31, 2014

Cash flows from operating activities:
Net loss	$(404,603)	$(509,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	34,034
Depreciation	2,181	-
Common stock issued for services	500	455,430
Fair value of warrants issued for services	10,839	-
Changes in net assets and liabilities:
(Increase) decrease in current assets	24,090	-
Accounts payable - related party	(138)	-
Increase (decrease) in accounts payable	20,788	-
Increase (decrease) in accrued expenses	(40,697)	2,837
Cash used in operating activities	(387,040)	(16,712)

Cash flow from investing activities:
Purchase of equipment	(1,630)	-
Cash used in investing activities	(1,630)	-

Cash flow from financing activities:
Proceeds from issuance of common stock	90,000	8,750
Proceeds of debt borrowings	-	14,500
Cash provided by financing activities	90,000	23,250

Change in cash	(303,628)	6,538
Cash - beginning of period	1,469,266	2,469
Cash - end of period	$1,165,638	$9,007

Supplement cash flow information:
Non-cash transactions:
Debt discount arising from beneficial conversion feature	$-	$-
Debt and accrued interest converted to equity	$-	$130,849

See notes to unaudited interim consolidated financial statements.

OWC Pharmaceutical Research Corp.
Notes to Unaudited Interim Consolidated Financial Statements

1. The Company and Significant Accounting Policies

Organizational Background:   OWC Pharmaceutical Research Corp. ("OWCP" or the "Company") is a Delaware corporation and was incorporated under the laws of the State of Delaware on March 7, 2008.

We are engaged in two distinct business sectors and we may require additional capital to implement our business plan and fund our operations. Our two distinct business operations are:

(i) continuing to work with GUMI to commercialize and market the Company's Electromagnetic Percussion Device (the "Device"); and
(ii) research and development of cannabis-based medical products for the treatment of a variety of medical conditions such as multiple myeloma, psoriasis, fibromyalgia, post-traumatic stress disorder (PTSD) and migraine.

The accompanying financial statements of OWCP were prepared from the accounts of the Company under the accrual basis of accounting.

Basis of Presentation:   The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation:   The financial statements include the accounts of Dynamic Applications Corp. and its wholly owned subsidiary One World cannabis, Inc. (OWC). All significant inter-company balances and transactions have been eliminated.

Significant Accounting Policies

Use of Estimates:   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents:   For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents at March 31, 2015 and December 31, 2014.

Property and Equipment:   New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets:   We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Foreign Currency:   Non-U.S. entity operations are recorded in the functional currency of each entity. Results of operations for non-U.S. dollar functional currency entities are translated into U.S. dollars using average currency rates. Assets and liabilities are translated using currency rates at period end. Foreign currency translation adjustments are recorded as a component of other comprehensive income (loss) within stockholders' equity.

Stock Based Compensation:   Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company's common stock, the estimated volatility of the Company's common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company's Own Stock:   We account for obligations and instruments potentially to be settled in the Company's stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

Fair Value of Financial Instruments:   FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At March 31, 2015 and December 31, 2014, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements:   The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

- Quoted prices for similar assets or liabilities in active markets;
- Quoted prices for identical or similar assets or liabilities in inactive markets;
- Inputs other than quoted prices that are observable for the asset or liability;
- Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents assets that were measured and recognize at fair value on March 31, 2015 and December 31, 2014 and the year then ended on a recurring basis:

Fair Value Measurements at March 31, 2015
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

Fair Value Measurements at December 31, 2014
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the fiscal periods ended March 31, 2015 and December 31, 2014, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Earnings per Common Share:   We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred January 1, 2010.

Income Taxes:   We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset.

Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions:   When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2010. We are not under examination by any jurisdiction for any tax year. At March 31, 2015 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FASB ASC 740-10.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern . The new standard requires management of public and private companies to evaluate whether there is substantial doubt about the entity's ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The standard requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company's ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. We do not expect the adoption of the ASU to have a significant impact on our consolidated financial statements.

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-16 - Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods.

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-17 - Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

The Financial Statements presented herein have been prepared by us in accordance with the accounting policies described in our December 31, 2014 Annual Report and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of management, the information furnished in these interim financial statements reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the three-month periods ended March 31, 2015 and 2014. All such adjustments are of a normal recurring nature. The Financial Statements do not include some information and notes necessary to conform to annual reporting requirements.

2. Stockholders' Equity

Common Stock

Recent Issuances of Common Stock - for the Period Ended March 31, 2015:

Stock Issued for cash: In February of 2015, we sold 800,000 shares to one investor for the offering price of $0.05 per share that resulted in total proceeds of $40,000. During 2015 we also received $50,000 through a placement of common stock units. Those units were sold at $0.15 per unit. Each unit consisted of one share of common stock and one warrant to purchase common stock.

Historical Activity in 2014:

Stock Issued upon conversion of debt- On July 1, 2014 we issued 179,300 shares of our common stock in settlement of $1,500 in convertible note payable plus associated accrued interest of $293. The conversion occurred within the terms of the promissory note and no gain or loss resulted. On February 28, 2014 we issued 13,084,000 shares of our common stock in settlement of $114,414 in convertible note payable plus associated accrued interest of $16,435. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

Stock Issued for Services: During the interim period ended September 30, 2014 we issued 300,000 shares of our common stock to an unrelated party as payment for services. We also issued 400,000 shares to two former officers and directors of the company as part of a severance agreement. The shares were valued at the closing price as of the date of the agreements ($0.25 and $0.28, respectively) and resulted in full recognition of $187,000 in consulting services expense. During the interim periods ended on or before June 30, 2014 we issued 9,208,600 shares of our common stock to seven unrelated parties as payment for services. The shares were valued at the closing price as of the date of the agreement ($0.05) and resulted in full recognition of $481,430 in consulting services expense. In June we cancelled 3,108,600 of these shares valued at $155,430 resulting in $305,000 in consulting expense through September 30, 2014.

Options Issued for Services: During the interim period ended September 30, 2014 we issued 14,350,000 common stock options. 350,000 of those options valued at $82,640 were granted to former related parties while 14,000,000 options valued at $3,774,496 were granted for services provided by unrelated parties.

The fair value of the options was estimated at the date of grant using the Black-Sholes-Merton pricing model. The Black-Sholes-Merton pricing model assumptions used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.47% to 0.49%; expected volatility of 241%, and warrant term of two years.

Stock Issued for cash: In connection with a private placement of 10,000,000 shares of common stock in March and April of 2014 we sold 4,700,000 shares to six investors for the offering price of $0.005 per share that resulted in total proceeds of $23,500. During 2014 we received $1,164,300 through a placement of common stock units. Those units were sold at $0.09 per unit. Each unit consisted of one share of common stock and one warrant to purchase common stock. We issued 12,936,662 shares through September 30th to 22 investors of this offering. The warrants are exercisable at $0.16 and expire in June, 2015. During 2014 we received $554,200 through a placement of common stock units. Those units were sold at $0.15 per unit. Each unit consisted of one share of common stock and one warrant to purchase common stock. We issued 3,694,666 shares through September 30th to 4 investors of this offering. The warrants are exercisable at $0.16 and expire in June, 2015.

Warrants

In February, 2015 we issued 64,935 warrants for services. The warrants are exercisable at $0.25 and expire February 23, 2016. We used the Black-Scholes-Merton pricing model and inputs described below to estimate the fair value of $10,839. The Black-Sholes-Merton pricing model assumptions used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.10%-.0.11%; expected volatility of 242%, and warrant term of one year.

3. Related Party Transactions Not Disclosed Elsewhere

Due Related Parties: Amounts due related parties consist of corporate reinstatement and regulatory compliance expenses paid directly by a director of the company and unpaid compensation. Such items totaled $28,436 at September 30, 2014 and December 31, 2013, respectively. The advances are not formalized by a written agreement and do not carry a specific date of payment and are non-interest bearing.

4. Notes Payable

Unsecured Notes Payable With No Conversion Rights

During 2014 the Company signed a series of three new unsecured promissory notes with unrelated parties for an aggregate of $14,500. The notes bear interest at 1% per annum and are due one year from the date of issuance. The notes were paid in full in 2014.

Unsecured Notes Payable With Conversion Rights

In February 28, 2014 eleven holders of convertible notes with an aggregate principal balance of $114,414 and accrued interest of $16,435 converted their notes and accrued interest into 13,084,000 shares of common stock. Upon conversion, $34,034 of unamortized discount arising from the previously recorded beneficial conversion feature was recognized as additional interest expense. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

5. Future Commitment and Issuance of Warrants

On March 5, 2013, the Company and GUMI Tel Aviv Ltd, a major, privately-held Israeli technology company ("GUMI"), entered into development/manufacturing/marketing agreement ("GUMI Agreement"). GUMI is engaged in the manufacture, import/export, marketing and install industrial equipment and designing technical solutions.

Pursuant to the GUMI Agreement, GUMI agreed to: (i) complete the development of the Prototype of the Patented Device; (ii) manufacture the commercial model(s) of the Patented device; and (iii) market the commercial model(s) of the Patented Device.

In consideration for developing the Prototype and manufacturing and marketing/distributing commercial models of the Patented Device as well as incurring all related costs and expenses in connection therewith, the Company shall compensate GUMI as follows: (i) upon the execution of the GUMI Agreement, the Company granted GUMI warrants (the "Warrants") exercisable to purchase 200,000 shares of the Company's common stock ("Warrant Shares") at an exercise price of USD$0.05 per share (the "Exercise Price"); (ii) upon completion of the Prototype, granting GUMI additional Warrants to purchase 200,000 additional Warrant Shares at the Exercise Price; and (iii) upon completion of a Commercial Device ready for manufacture and sale, granting GUMI additional Warrants to purchase 200,000 additional Warrant Shares at the Exercise Price. The Warrants shall expire 3 years from the date of each grant and shall be subject to adjustment in the event of any recapitalization of the Company's capital stock.

In addition to the consideration represented by the grant of Warrants, the Agreement further provides that following commencement of sale of the Commercial Device and until such time that GUMI has recouped all costs and expenses that it has incurred and paid in connection with the completion of development of the Prototype and the manufacture of the Commercial Device ("Date of Recoupment"), one hundred (100%) percent of the net sales revenues shall be paid and distributed to GUMI. On and after the Date of Recoupment, net sales revenues shall be paid sixty-five (65%) percent to GUMI and thirty-five (35%) percent to the Company.

The Company recorded $107,074 in fiscal year 2013 in expenses related to 600,000 vested warrants previously granted to GUMI Tel Aviv Ltd. The warrants were valued using the Black-Scholes option pricing model. The inputs for the valuation analysis of the warrants include the market value of the Company's common stock were as follows: the estimated volatility of the Company's common stock used in the Black-Scholes option pricing model was 318%, the exercise price and the risk free interest rate used were $0.05 and 0.36%, respectively. All warrants are fully vested.

6. Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2015, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of asset or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

7. Subsequent Events

There were no subsequent events following the period ended March 31, 2015 and throughout the date of the filing of Form 10-Q.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
OWC Pharmaceutical Research Corp.

Petach Tikva, Israel

We have audited the accompanying consolidated balance sheets of OWC Pharmaceutical Research Corp. (the "Company") as of December 31, 2014 and 2013 and the related consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statement of changes in stockholders’ equity (deficit) and consolidated statements of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OWC Pharmaceutical Research Corp. as of December 31, 2014 and 2013 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company suffered a net loss from operations and has no source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas
March 31, 2015

OWC Pharmaceutical Research Corp.
(formerly Dynamic Applications Corp.)
Consolidated Balance Sheets
At December 31, 2014 and 2013

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$1,469,267	$2,469
Other current assets	24,091	-
Total current assets	1,493,358	2,469

Property and equipment, net	29,454

Total Assets	$1,522,812	$2,469

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable - trade	$16,523	$-
Accrued expenses	43,643	4,000
Accrued interest	-	13,863
Advances and accounts payable to related parties	138	28,436
Convertible notes payable, net of discount	-	81,880
Total current liabilities	60,304	128,179

Total liabilities	60,304	128,179

Stockholders' equity (deficit):
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 500,000,000 shares authorized; and
78,429,241 and 21,641,450 issued and outstanding at December 31, 2014 and 2013, respectively	784	217
Additional paid in capital	8,000,847	697,278
Common stock subscription receivable	(651,730)	-
Accumulated deficit	(5,893,878)	(823,205)
Accumulated other comprehensive income	6,485	-
Total stockholders' equity (deficit)	1,462,508	(125,710)
Total Liabilities and Stockholders' equity (deficit)	$1,522,812	$2,469

The accompanying notes to the consolidated financial statements are an integral part of these financial statements.

OWC Pharmaceutical Research Corp.
(formerly Dynamic Applications Corp.)
Consolidated Statements of Operations
For the Years Ended December 31, 2014 and 2013

	For the year ended	For the year ended
	December 31, 2014	December 31, 2013

Revenues	$-	$-

Expenses:
General and administrative	4,873,223	231,336
Research and development	160,325	-

Loss from operations	(5,033,548)	(231,336)

Other income (expense):
Interest expense	(3,185)	(15,941)
Interest income	94	-
Amortization of debt discount	(34,034)	(71,033)
Total other (expense)	(37,125)	(86,974)
Total costs and expenses	(5,070,673)	(318,310)

Net loss before income taxes	(5,070,673)	(318,310)
Income tax	-	-

Net loss	$(5,070,673)	$(318,310)

Basic and diluted per share amounts:
Basic and diluted net loss	$(0.10)	$(0.02)

Weighted average shares outstanding (basic and diluted)	52,209,962	18,981,066

The accompanying notes to the consolidated financial statements are an integral part of these financial statements.

OWC Pharmaceutical Research Corp.
(formerly Dynamic Applications Corp.)
Consolidated Statements Comprehensive Loss
For the Years Ended December 31, 2014 and 2013

	For the year ended	For the year ended
	December 31, 2014	December 31, 2013

Net loss	$(5,070,673)	$(318,310)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	6,485	-
Total other comprehensive income, net of tax	6,485	-

Comprehensive loss	$(5,064,188)	$(318,310)

The accompanying notes to the consolidated financial statements are an integral part of these financial statements.

OWC Pharmaceutical Research Corp.
(formerly Dynamic Applications Corp.)
Consolidated Statement of Changes in Stockholders' Equity (Deficit)
For the Years Ended December 31, 2014 and 2013

						Accumulated	Total
	Common		Additional	Subscription	Accumulated	Other	Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Comprehensive	Deficit
Balance at December 31, 2012	15,829,450	$157	$424,474	$-	$(504,895)	$-	$(80,263)
Fair value of warrants issued for services	-	-	107,074	-	-	-	107,074
Impact of beneficial conversion feature	-	-	86,114	-	-	-	86,114
Stock issued upon conversion of debt and accrued interest	5,162,000	52	51,568	-	-	-	51,620
Stock issued for services	100,000	1	27,999	-	-	-	28,000
Stock issued due to exercise of warrants for cash	550,000	6	49	-	-	-	55
Net loss	-	-	-	-	(318,310)	-	(318,310)
Balance at December 31, 2013	21,641,450	$217	$697,278	$-	$(823,205)	$-	$(125,710)
Fair value of warrants issued for services	-	-	3,857,136	-	-	-	3,857,136
Stock issued upon conversion of debt and accrued interest	13,263,300	133	132,509	-	-	-	132,642
Forgiveness of indebtedness to former related party	-	-	28,436	-	-	-	28,436
Stock issued for services	6,995,416	70	567,647	-	-	-	567,716
Stock issued for cash at $0.005	4,700,000	47	23,453	-	-	-	23,500
Stock issued for cash at $0.05	13,034,585	130	651,600	(651,730)	-	-	-
Stock issued for cash at $0.09	12,936,662	129	1,164,171	-	-	-	1,164,300
Stock issued for cash at $0.15	5,857,828	59	878,617	-	-	-	878,676
Other comprehensive income	-	-	-	-	-	6,485	6,485
Net loss	-	-	-	-	(5,070,673)	-	(5,070,673)
Balance at December 31, 2014	78,429,241	$784	$8,000,847	$(651,730)	$(5,893,878)	$6,485	$1,462,508

The accompanying notes to the consolidated financial statements are integral part of these financial statements.

OWC Pharmaceutical Research Corp.
(Formerly Dynamic Application Corp.)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2014 and 2013

	For the year ended	For the year ended
	December 31, 2014	December 31, 2013

Cash flows from operating activities:
Net loss	$(5,070,673)	$(318,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	34,034	71,033
Depreciation	2,740	-
Common stock issued for services	567,716	28,000
Fair value of warrants issued for services	3,857,136	107,074
Changes in net assets and liabilities:
(Increase) decrease in current assets	(24,090)	-
Accounts payable - related party	138	-
Increase (decrease) in accounts payable	16,519	-
Increase (decrease) in accrued expenses	14,076	20,402
Cash used in operating activities	(602,404)	(91,801)

Cash flow from investing activities:
Purchase of equipment	(32,194)	-
Cash used in investing activities	(32,194)	-

Cash flow from financing activities:
Contributed capital - debt forgiven	28,436	-
Proceeds from issuance of common stock	2,066,476	55
Proceeds of debt borrowings	14,500	86,114
Principal payments	(14,500)	-
Cash provided by financing activities	2,094,912	86,169

Foreign currency translations	6,485	-

Change in cash	1,466,798	(5,632)
Cash - beginning of period	2,469	8,101
Cash - end of period	$1,469,267	$2,469

Supplement cash flow information:
Non-cash transactions:
Debt discount arising from beneficial conversion feature	$-	$82,614
Debt and accrued interest converted into equity	$132,642	$51,620

The accompanying notes to the consolidated financial statements are an integral part of these financial statements.

OWC Pharmaceutical Research Corp.
 (Formerly Dynamic Applications Corp.)
Notes to Consolidated Financial Statements
December 31, 2014

Note 1. The Company and Significant Accounting Policies

Organizational Background: OWC Pharmaceutical Research Corp. ("OWCP" or the "Company") is a Delaware corporation. The Company was incorporated under the laws of the State of Delaware on March 7, 2008.

We are engaged in two distinct business sectors and we may require additional capital to implement our business plan and fund our operations. Our two distinct business operations are:

(i) continuing to work with GUMI to commercialize and market the Company's Electromagnetic Percussion Device (the "Device"); and
(ii) research and development of cannabis-based medical products for the treatment of a variety of medical conditions such as multiple myeloma, psoriasis, fibromyalgia, post-traumatic stress disorder (PTSD) and migraine.

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Development Stage

On June 10, 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10, which eliminates development stage reporting requirements under FASB ASC 915, as well as amends provisions of existing variable interest entity guidance under ASC 810. Additionally, the ASU indicates that the lack of commencement of principal operations represents a risk and uncertainty and, accordingly, is subject to the disclosure requirements of FASB ASC 275. As a result of the changes, existing development stage entity presentation and disclosure requirements are eliminated. The presentation and disclosure changes to FASB ASC 915 are effective for public entities for annual periods beginning after December 15, 2014, and the revisions to the consolidation standards are effective for annual periods beginning after December 15, 2015. The Company has adopted these provisions and enhanced disclosure of risks and uncertainties as required.

Principles of Consolidation: The 2014 financial statements include the accounts of OWC Pharmaceutical Research Corp. and its wholly owned subsidiary One World cannabis, Inc. (OWC). All significant inter-company balances and transactions have been eliminated.

Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents at December 31, 2014 or December 31, 2013.

Property and Equipment: New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Foreign Currency: Non-U.S. entity operations are recorded in the functional currency of each entity. Results of operations for non-U.S. dollar functional currency entities are translated into U.S. dollars using average currency rates. Assets and liabilities are translated using currency rates at period end. Foreign currency translation adjustments are recorded as a component of other comprehensive income (loss) within stockholders' equity.

Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company's common stock, the estimated volatility of the Company's common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company's Own Stock: We account for obligations and instruments potentially to be settled in the Company's stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2014 and December 31, 2013, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:
- Quoted prices for similar assets or liabilities in active markets;
- Quoted prices for identical or similar assets or liabilities in inactive markets;
- Inputs other than quoted prices that are observable for the asset or liability;
- Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents assets that were measured and recognize at fair value on December 31, 2014 and December 31, 2013 and the year then ended on a recurring basis:

Fair Value Measurements at December 31, 2014
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

Fair Value Measurements at December 31, 2013
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the fiscal periods ended December 31, 2014 and December 31, 2013, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes: We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset.

Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions: When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011. We are not under examination by any jurisdiction for any tax year. At December 31, 2014 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FASB ASC 740-10.

Recent Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10 , which eliminates development stage reporting requirements under FASB ASC 915, as well as amends provisions of existing variable interest entity guidance under ASC 810. Additionally, the ASU indicates that the lack of commencement of principal operations represents a risk and uncertainty and, accordingly, is subject to the disclosure requirements of FASB ASC 275. As a result of the changes, existing development stage entity presentation and disclosure requirements are eliminated. The presentation and disclosure changes to FASB ASC 915 are effective for public entities for annual periods beginning after December 15, 2014, and the revisions to the consolidation standards are effective for annual periods beginning after December 15, 2015. The Company has adopted these provisions and enhanced disclosure of risks and uncertainties as required.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization's operations and financial results and include disposals of a major geographic area, a major line of business, or a major equity method investment. The new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. Additionally, the new guidance requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company is currently evaluating the impact of this pronouncement.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern. The new standard requires management of public and private companies to evaluate whether there is substantial doubt about the entity's ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. The standard requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company's ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. We do not expect the adoption of the ASU to have a significant impact on our consolidated financial statements.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

Note 2. Stockholders' Equity

Transactions in our Common Stock

Stock Issued upon conversion of debt: On February 28, 2014 we issued 13,084,000 shares of our common stock in settlement of $114,414 in convertible note payable plus associated accrued interest of $16,435. The conversion occurred within the terms of the promissory note and no gain or loss resulted. On July 1, 2014 we issued 179,300 shares of our common stock in settlement of $1,500 in convertible note payable plus associated accrued interest of $293. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

On June 19, 2013 we issued 5,162,000 shares of our common stock in settlement of $40,000 due to a former related party plus associated accrued interest of $11,620. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

Stock Issued for services: During the year ended December 31, 2014 we issued 595,416 shares of our common stock to two unrelated parties (400,000 shares) and to the Company's CFO (195,416 shares) as payment for services. We also issued 400,000 shares to two former officers and directors of the company as part of a severance agreement. The shares were valued at the closing price as of the date of the agreements (ranging from $0.25 to $0.28) and resulted in full recognition of $155,716 and $112,000, respectively, in consulting services expense. We also issued 6,000,000 shares of our common stock to six unrelated parties as payment for services. The shares were valued at the closing price as of the date of the agreement ($0.05) and resulted in full recognition of $300,000 in consulting services expense.

On June 3, 2013 we issued 100,000 shares of our common stock as payment for services. The share were valued at the closing price as of the date of the agreement and resulted in recognition of $28,000 in consulting services expense for the year ended December 31, 2013.

Stock Issued for cash: We raised capital through four different private placements of common stock in 2014.

- We sold 4,700,000 shares to six investors for the offering price of $0.005 per share that resulted in total proceeds of $23,500.

- We sold 13,034,585 shares through a placement of common stock. Those shares were sold to nine investors for the offering price of $0.05 per share resulting in proceeds of $651,730. As of December 31, 2014,the proceeds of this offering are carried as subscriptions receivable.

- We sold 12,936,662 common shares through a placement of common stock units. Those units were sold to twenty-two investors for the offering price of $0.09 per share resulting in proceeds of $1,164,300. Each unit consisted of one share of common stock and one warrant to purchase common stock. The warrants are exercisable at $0.16 and expire one year from the date of issuance. The relative fair value of the common stock component and warrants (based on the Black-Scholes option pricing model) was estimated $340,758 and $823,542, respectively. The Black-Sholes-Merton pricing model assumptions used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.10% - 0.11%; expected volatility of 249%, and warrant term of one year.

- We sold 5,857,828 common shares through a placement of common stock units. Those units were sold to fifteen investors for the offering price of $0.15 per share resulting in proceeds of $878,676. Each unit consisted of one share of common stock and one warrant to purchase common stock. The warrants are exercisable at $0.25 and expire one year from the date of issuance. The relative fair value of the common stock component and warrants (based on the Black-Scholes option pricing model) was estimated to be $373,706 and $504,970, respectively. The Black-Sholes-Merton pricing model assumptions used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.10%-.0.11%; expected volatility of 249%, and warrant term of one year.

A summary of the offerings is as follows:

Offering:	Common Stock Subscribed	Proceeds	Warrants	Exercise Price	Term
$0.005 per share	4,700,000	23,500	-	-	-
$0.05 per share	13,034,585	651,730	-	-	-
$0.09 per unit	12,936,662	1,164,300	12,936,662	0.16	1 year
$0.15 per unit	5,857,828	878,676	5,857,828	0.25	1 year

Warrants

Warrants Issued for services: During the year ended December 31, 2014 we issued 14,350,000 common stock warrants. 350,000 of those warrants valued at $82,640 were granted to former related parties while 14,000,000 warrants valued at $3,774,496 were granted for services provided by unrelated parties. The fair value of the warrants was estimated at the date of grant using the Black-Sholes-Merton pricing model. The Black-Sholes-Merton pricing model assumptions used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.47% to 0.49%; expected volatility of 241%, and warrant term of two years. In conjunction with the 2014 unit offerings the Company issued a total of 18,794,490 warrants to purchase up to 18,794,490 shares of common stock at $0.16 - $0.25 per share.

In 2013, the Company recorded $107,074 in expenses related to 600,000 vested warrants previously granted to GUMI Tel Aviv Ltd. The warrants were valued using the Black-Scholes option pricing model. The inputs for the valuation analysis of the warrants include the market value of the Company's common stock were as follows: the estimated volatility of the Company's common stock used in the Black-Scholes option pricing model was 318%, the exercise price and the risk free interest rate used were $0.05 and 0.36%, respectively. All warrants were fully vested at December 31, 2013.

In 2013, we issued one promissory note for $20,000 that was accompanied by 550,000 detachable warrants (the L&L warrants). The warrants were valued using the Black-Scholes option pricing model. The inputs for the valuation analysis of the warrants include the market value of the Company's common stock on the date of grant, the estimated volatility of the Company's common stock (194%), the exercise price of $0.00001 and the risk free interest rate of .11%. On May 9, 2013 all 550,000 L&L warrants were exercised for total cash proceed of $55.

Note 3. Related Party Transactions not Disclosed Elsewhere.

Due Related Parties: Amounts due related parties consist of corporate reinstatement and regulatory compliance expenses paid directly by a director of the company and unpaid compensation. Such items totaled $28,436 at December 31, 2013. In 2014 these advance were forgiven and resulted in a $28,436 addition to paid-in capital.

Note 4. Notes Payable.

Unsecured Notes Payable with no Conversion Rights

During 2014 the Company signed a series of three new unsecured promissory notes with unrelated parties for an aggregate of $14,500. The notes bear interest at 1% per annum and are due one year from the date of issuance. The notes were paid in full in 2014.

Unsecured Notes Payable with Conversion Rights

On February 28, 2014 eleven holders of convertible notes with an aggregate principal balance of $114,414 and accrued interest of $16,435 converted their notes and accrued interest into 13,084,000 shares of common stock. Upon conversion, $20,495 of unamortized discount arising from the previously recorded beneficial conversion feature was recognized as additional interest expense. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

For the year ended December 31, 2014 the Company has recognized $2,923 in accrued interest expense related to all notes and has amortized $34,034 of the beneficial conversion feature. In addition to which has also been recorded as interest expense. As of December 31, 2014 all notes and related accrued interest have been paid through the issuance of 13,263,300 shares of common stock.

During 2013 the Company signed a series of thirteen new unsecured promissory notes with unrelated parties for an aggregate of $86,114. The notes bear interest at 12%-15% per annum and are due approximately one year from the date of issuance. The maturity dates range from February 6, 2014 to December 6, 2014 with all amounts recorded as current liabilities. The notes have conversion rights that allow the holder of the note to convert the principal balance into the Company's common stock at the lender's sole discretion at $0.01 per share. One note for $20,000 was accompanied by 550,000 detachable warrants (the L&L warrants). The warrants were valued using the Black-Scholes option pricing model. The inputs for the valuation analysis of the warrants include the market value of the Company's common stock on the date of grant, the estimated volatility of the Company's common stock (194%), the exercise price of $0.00001 and the risk free interest rate of 0.11%.

In accordance with ASC 470, the Company has analyzed the beneficial nature of the conversion terms and determined that a beneficial conversion feature (BCF) exists. The Company calculated the value of the BCF using the intrinsic method as stipulated in ASC 470. The BCF has been recorded as a discount to the notes payable and to Additional Paid-in Capital. As of December 31, 2013, the aggregate balance of convertible notes payable was $81,880 net of unamortized discounts of $34,034.

Note 5. Future Commitment and Issuance of Warrants.

During 2014, the Company signed advisory services agreements with officers of its subsidiary pursuant to which the officers are entitled to 51,785,417 options to be granted if and when our subsidiary achieves 3 milestones. As of March 31, 2015, none of the milestones has been achieved and therefore no options have vested.

On March 5, 2013, the Company and GUMI Tel Aviv Ltd, a major, privately-held Israeli technology company ("GUMI"), entered into development/manufacturing/marketing agreement ("GUMI Agreement"). GUMI is engaged in the manufacture, import/export, marketing and install industrial equipment and designing technical solutions.

Pursuant to the GUMI Agreement, GUMI agreed to: (i) complete the development of the Prototype of the Patented Device; (ii) manufacture the commercial model(s) of the Patented device; and (iii) market the commercial model(s) of the Patented Device.

In consideration for developing the Prototype and manufacturing and marketing/distributing commercial models of the Patented Device as well as incurring all related costs and expenses in connection therewith, the Company shall compensate GUMI as follows: (i) upon the execution of the GUMI Agreement, the Company granted GUMI warrants (the "Warrants") exercisable to purchase 200,000 shares of the Company's common stock ("Warrant Shares") at an exercise price of USD$0.05 per share (the "Exercise Price"); (ii) upon completion of the Prototype, granting GUMI additional Warrants to purchase 200,000 additional Warrant Shares at the Exercise Price; and (iii) upon completion of a Commercial Device ready for manufacture and sale, granting GUMI additional Warrants to purchase 200,000 additional Warrant Shares at the Exercise Price. The Warrants shall expire 3 years from the date of each grant and shall be subject to adjustment in the event of any recapitalization of the Company's capital stock.

In addition to the consideration represented by the grant of Warrants, the Agreement further provides that following commencement of sale of the Commercial Device and until such time that GUMI has recouped all costs and expenses that it has incurred and paid in connection with the completion of development of the Prototype and the manufacture of the Commercial Device ("Date of Recoupment"), one hundred (100%) percent of the net sales revenues shall be paid and distributed to GUMI. On and after the Date of Recoupment, net sales revenues shall be paid sixty-five (65%) percent to GUMI and thirty-five (35%) percent to the Company.
The Company recorded $107,074 in fiscal year 2013 in expenses related to 600,000 vested warrants previously granted to GUMI Tel Aviv Ltd. The warrants were valued using the Black-Scholes option pricing model. The inputs for the valuation analysis of the warrants include the market value of the Company's common stock were as follows: the estimated volatility of the Company's common stock used in the Black-Scholes option pricing model was 318%, the exercise price and the risk free interest rate used were $0.05 and 0.36%, respectively. All warrants are fully vested.

Note 6. Going Concern.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2014, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of asset or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We are engaged in two distinct business sectors and we may require additional capital to implement our business plan and fund our operations.

Our two distinct business operations are:

(i) continuing to work with GUMI to commercialize and market the Company's Electromagnetic Percussion Device (the "Device"); and
(ii) research and development of cannabis-based medical products for the treatment of a variety of medical conditions such as multiple myeloma, psoriasis, fibromyalgia, post-traumatic stress disorder (PTSD) and migraine.

In 2008, we acquired the patent for our Device and from 2008 until 2011, we devoted our limited resources and efforts to the development of our Device. During late 2011 and into 2012, we renewed our interest in pursuing development of our Device and, subsequent to our year ended December 31, 2012, we entered into an agreement with GUMI to develop a Device prototype, which was successfully completed. GUMI has completed the manufacture of several commercial models of the Device that GUMI is presently devoting resources to market under the terms of our agreement. We continue to be dependent upon the ability of GUMI to successfully market our Device, which process has started. However, we have not yet derived any revenues from GUMI's on-going marketing efforts, which commenced in late 2013 and are continuing in 2015.

We will utilize the capital we recently raised to fund OWC's business including the assembly of a professional team of highly-qualified medical and scientific experts together with experienced management and marketing executives to develop OWC's business.

Our goal is to become a leader in the research and development of cannabidiol-based medical drugs and treatments. To achieve our goal, we plan to focus our activities on the following areas:

Research and Development

Our focus is to conduct, based on collaboration agreements mainly with leading Israeli hospitals and institutions, studies and clinical trials designed to develop cannabis-based products, sometimes referred to as "Prospect Products" for the treatment of various diseases and medical conditions. In Israel, licenses to cultivate, possess and supply cannabis for medical research are granted by the Medical cannabis Department of the Ministry of Health.

We require that the research facilities with which we enter into collaborative agreements maintain their existing licenses to cultivate, produce and supply cannabis. We provided assistance and secured licenses to conduct the multiple myeloma and fibromyalgia studies currently conducted at the Sheba Medical Hospital. To carry out research in countries other than in Israel, similar licenses to those obtained for Sheba outlined above are required to be issued by the relevant authority in each country.

On October 22, 2014, we entered into a collaboration agreement with Sheba Academic Medical Center, a hospital in Tel-Aviv, Israel. Within the framework of this collaboration agreement, the Company has commenced two studies; one on multiple myeloma, which has began in the first quarter of 2015. Within the framework of this collaboration agreement, the Company has also commenced a fibromyalgia study, which is currently in formulation stage and pre-clinical trials are expected to begin in the the third quarter for a period of 12 to 15 months.

Our Prospect Products will be tested in controlled, pre-clinical and clinical studies, adhering to strict protocols so as to comply will all applicable of regulatory authorities.

In order to obtain the requisite regulatory approvals for our Prospect Products, all human clinical testing will be conducted in collaboration with our university and hospital partners.

Our research and development efforts will also focus on creating Prospect Products in custom combinations from extracted cannabinoids, for initial testing at the pre-clinical level. The most promising cannabis-based Prospect Products will be used in human clinical trial phase I (safety), phase II (efficacy over time-limited), and phase III (efficacy over time with full subject enrollment).

We will be working closely with local, national and international regulatory agencies in Israel, the U.S. and Europe for the purpose of providing access to our cannabis-based Prospect Products and therapies to patients in need of new treatments for life threatening and debilitating conditions as well as improving quality of life for those with long-term illnesses.

There can be no assurance of our ability to succeed in our business objective. Extensive clinical trials establishing the safety and efficacy of our cannabis-based Prospect Products treating certain targeted medical conditions and/or diseases is necessary and the length of time needed to establish the safety and efficacy as well as the competitive, cost-effective benefits, if any, of our Prospect Products cannot be assured.

Regional and International Promotion of Cannabis Research

OWC's facilities in Petach Tikva Israel serve as the center for our research and development activities coordinating the studies and trials being and to be conducted with Israeli hospitals and universities. We also intend to establish additional research centers coordinating studies and trials with other hospitals and universities outside of Israel.

Under the direction of Dr. Yehuda Baruch, management team is working with its research partners, principally in Israel as well as the US, to identify and prioritize investigations into several health-related medical conditions they believe will respond positively to our cannabis-based Prospect Products. As in Israel, we will select those of our Prospect Products that we deem most effective after initial testing for further clinical studies to verify the results and to determine specific quantitative parameters for clinical trials of our Prospect Products.

Government and Public Agency Consulting

Our initial activities will be focused on the United States and on the European Community countries that have not yet passed legislation to fully legalize medical cannabis. By working with governments and public agencies to establish the infrastructure necessary for the safe care and management of patients using our Prospect Products, we believe that we will be able to raise awareness in the medical community and the public at large of the efficacy of cannabis-based treatments. We believe that these efforts will assist in promoting the establishment of national, regional and local programs beyond Israel to encourage the legalization of cannabis for medical purposes and the use of our Prospect Products.

OWC will assist in the creation of programs tailored to meet the specific medical needs of a given market. This includes the development of a regulatory framework and operating infrastructure. OWC's management has vast experience in developing the training programs for physicians, caregivers, and researchers that are essential to the establishment of a successful, patient-focused medical cannabis program.

In furtherance of our plans, we may, in the future, consider strategic acquisitions and joint ventures as well as other projects to grow our business activities including but not limited to: product licensing and royalty agreements, consulting, and strategic alliances to support our Prospect Product development. However, there can be no assurance that this strategy will be successful in generating any revenues or growing out business.

Based upon our cash position of $1,165,638 at March 31, 2015, we believe that we may need to raise additional capital, either equity or debt prior to the end of fiscal 2015 in order to fund our plan of operations including our research and development initiatives for the next twelve months. There can be no assurance, however, that additional capital will be sufficient to fund our currently anticipated expenditure requirements for the next twelve-month period nor can there be any assurance that financing will be available at satisfactory terms and conditions or at all, for that matter.

Our Strengths

Notwithstanding the fact that we have only commenced our cannabis-based medical research projects in mid 2014, we believe that we offer the following key characteristics in our approach to develop our cannabis-based Prospect Products:

• Our two leading medical professionals are recognized world-leaders in medical cannabis treatments;
• We applied for internal review board (IRB) approval to the multiple myeloma study and to the PTSD study. We have received Sheba Academic Medical Center internal review board (IRB) approval to the multiple myeloma study and fibromyalgia, and expect to obtain IRB approval to the PTSD study during the second quarter of 2015. We plan to apply for IRB approval for five other studies in 2015;
• We have already filed six provisional patent applications with the USPTO;

• Collaborations with major Israeli Hospital and research institutes. We have entered into a collaboration agreement with Sheba Medical Center in Israel to research a treatment for multiple myeloma, a highly treatment-resistant form of bone marrow cancer and psoriasis. We expect to enter into additional collaboration agreements by the end of fiscal 2015;
• Strong competitive position in a highly specialized and regulated field. Several members of our management team have been in involved in similar business ventures for over ten years. We have proven regulatory expertise to obtain medical research license; and
• Highly experienced management team and access to a network of leading scientists. We believe to be well-positioned to benefit from the significant potential within the field of cannabidiol-based research in which we have developed expertise during over 15 years of research and business development conducted by Drs. Yehuda Baruch and Alan Shackelford who collaborate with other leading scientists in the cannabis research field.

Results of Operations during the three months ended March 31, 2015 as compared to the three months ended March 31, 2014

We have not generated any revenue during the three months ended March 31, 2015 and 2014. We have operating expenses related to general and administrative expenses and research and development expenses. During the three months ended March 31, 2015, we incurred a net loss of $404,603 due to general and administrative expenses of $305,479 and research and development expenses of $99,124 compared to a net loss of $509,013 due to general and administrative expenses of $472,142 and amortization of debt discount of 34,034 during the same period in the prior year.

Our general and administrative expenses decreased by $166,663 or 35% during the three month-period ended March 31, 2015 as compared to the same period in the prior year. During the three month-period ended March 31, 2015, we incurred $99,124 in research and development expenses as compared to no such expenses in the same period in the prior year. During the three month-period ended March 31, 2015, we had no amortization of debt discount expenses as compared to $34,034 during the three months ended March 31, 2014.

Our comprehensive net loss during the three months ended March 31, 2015 was $409,561, adjusted by $4,958 due to foreign currency translation adjustments as compared to $509,013 in the same period in the prior year with no adjustments.

Results of Operations during the year ended December 31, 2014 as compared to the year ended December 31, 2013

We have not generated any revenues during the years ended December 31, 2014 and 2013. We have operating expenses related to general and administrative expenses being a public company and interest expenses. During 2014, we incurred a net loss of $5,070,673 due to expenses consisting of general and administrative expenses of $4,873,223, research and development expenses of $160,325, interest expenses of $3,185, interest income of $94 and amortization of debt discount of $34,034 compared to a net loss of $318,310 due to general and administrative expenses of $231,336, interest expenses of $15,941 and amortization of debt discount of $71,033 during the year ended December 31, 2013.

Our general and administrative expenses increased by $4,641,887 during the year ended December 31, 2014 as compared to the same period in the prior year mainly due to $3,857,136 in expenses related to warrant valuations. During the year ended 2014, we incurred $160,325 in research and development expenses as compared to no such expenses in 2013. During the twelve months ended December 31, 2014, our interest expense was $3,185 as compared to $15,941 in the same period in the prior year, which decrease by $12,756 or 80% was mainly due to the conversion of convertible notes during the year 2014. We received $94 in interest income during 2014 compared to no interest income in 2013. During the year 2014, our amortization of debt discount expenses decreased by 52% from $71,033 in 2013 to $34,034 or by $36,999 due to the conversion of convertible notes into equity during the year 2014.

Our net loss during the year ended December 31, 2014 was $5,070,673 as compared to a net loss of $318,310 in the same period in the prior year.

Our comprehensive net loss in 2014 was $5,064,188, adjusted by $6,485 due to foreign currency translation adjustments as compared to $318,310 in 2013 and no adjustments.

Liquidity and Capital Resources

On March 31, 2015, we had total assets of $1,194,541 consisting of $1,165,638 in cash and equipment valued at $28,903. We had total assets of $1,522,812 as of December 31, 2014, consisting of $1,469,267 in cash, $24,091 in other assets and equipment valued at $29,454.

On March 31, 2015, we had $40,258 in liabilities consisting of $37,309 in accounts payable and $2,949 in accrued expenses. On December 31, 2014, we had total liabilities of $60,304 consisting of $16,523 in accounts payable, $43,643 in accrued expenses and $138 in advances and accounts payable to related parties.

We had positive working capital of $1,125,380 at March 31, 2015 and $1,433,054 at December 31, 2014. Our accumulated deficits as of March 31, 2015 and December 31, 2014 were $6,298,486 and $5,893,878, respectively.

We used $387,040 in our operating activities during the three months ended March 31, 2015, which was due to a net loss of $404,603 offset by depreciation expenses of $2,181, shares issued for services valued at $500, warrants issued for services valued at $10,839, decrease in current assets of $24,090, increase in accounts payable of $20,788, an increase of accrued expenses of $40,697 and a decrease in accounts payable to related party of $138.

We used $16,712 in our operating activities during the three month ended March 31, 2014, which was due to a net loss of $509,013 offset by increases in amortization of debt discount of $34,034, non-cash compensation expenses valued at $455,430 and an increase in accrued expenses of $2,837.

We used $1,630 during the three months ended March 31, 2015 to purchase property and equipment. We had no investing activities in the same period in the prior year.

Our financing activities during the three months ended March 31, 2015 provided us with $90,000 related to proceeds from the issuance of 800,000 shares of common stock and 333,333 warrants.

We financed our negative cash flow from operations during the three months ended March 31, 2014 through proceeds from issuance of common stock in the amount of $8,750 and proceeds from the issuance of convertible notes of $14,500, representing total cash generated by financing activities of $23,250.

On December 31, 2014, we had total assets of $1,522,812 consisting of $1,469,267 in cash, $24,091 in other assets and property and equipment valued at $29,454 compared to total assets of $2,469 as of December 31, 2013, all of which was in cash. On December 31, 2014, we had total liabilities of $60,304 consisting of $16,523 in accounts payable, $43,643 in accrued expenses and $138 in advances and accounts payable to related parties.

On December 31, 2013, we had total liabilities of $128,179 consisting of $4,000 in accrued expenses, accrued interest of $13,863, $28,436 in advances and accounts payable to related parties and $81,880 in convertible notes.

We had positive working capital of $1,433,054 at December 31, 2104 as compared to negative working capital of $125,710 at December 31, 2013. Our accumulated deficits as of December 31, 2014 and 2013 were $5,893,878 and $823,205, respectively.

We used $602,404 in our operating activities during the year 2014, which was due to a net loss of $5,070,673 offset by increases in amortization of debt discount of $34,034, depreciation expenses of $2,740, non-cash compensation expenses valued at $567,716, warrants issued for services valued at $3,857,136, increase in accounts payable to related party of $138, increase in accounts payable of $16,519, increase of accrued expenses of $14,076 and decrease in other current assets of $24,090.

We used $91,801 in our operating activities during the year 2013, which was mainly due to a net loss of $318,310 offset by increases in amortization of debt discount of $71,033, non-cash compensation expenses valued at $28,000, warrants issued for services valued at $107,074 and an increase in accounts payable and accrued liabilities by $20,402.

We used $32,194 in the year 2014 to purchase property and equipment. We had no investing activities in 2013.

Our financing activities in 2014 provided us with $2,094,912 due to $2,066,476 in proceeds from issuance of common stock and proceeds of $14,500 from debt borrowings. We repaid $14,500 in debt during 2014 and had debt forgives of $28,436.

We financed our negative cash flow from operations in 2013 through proceeds from issuance of common stock in the amount of $55 and proceeds from the issuance of convertible notes of $86,114, representing total cash generated by financing activities of $86,169.

During the year 2014, the Company issued 13,263,300 shares of common stock in connection with the conversion of $81,880 in debt outstanding.

Based upon our cash position of $1,165,638 at March 31, 2015, we believe that we may need to raise additional capital, either equity or debt prior to the end of fiscal 2015 in order to fund our plan of operations including our research and development initiatives for the next twelve months. There can be no assurance, however, that additional capital will be sufficient to fund our currently anticipated expenditure requirements for the next twelve-month period nor can there be any assurance that financing will be available at satisfactory terms and conditions or at all, for that matter.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

There are no limitations in our articles of incorporation on our ability to borrow funds or raise funds through the issuance of restricted common stock. Our limited resources and lack of operating history may make it difficult to do borrow funds or raise capital. Our inability to borrow funds or raise funds through the issuance of restricted common stock required to facilitate our business plan may have a material adverse effect on our financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

Funding of Our Research Programs

On October 22, 2014, we have entered into a collaboration agreement with Sheba Academic Medical Center, a hospital in Tel-Aviv, Israel, relating to the use of cannabis to treat Myeloma. Within the framework of this collaboration agreement, the Company currently conducts pre-clinical studies on multiple myeloma, which have commenced in April 2015 and we expect to commence pre-clinical studies on fibromyalgia in the third quarter of 2015. Pursuant to the agreement we are obligated to pay Sheba $330,000 between the third quarter of 2015 and second quarter of 2016.

We are obligated to provide $300,000 in funding in the first quarter of 2016 related to the Psoriasis research conducted at Sheba. We have funding obligations of $100,000 related to the Fibromyalgia research due during two years of the studies.

Our capital expenditures allocated to our corporate activities related to Regional and International Promotion of Cannabis Research and Government and Public Agency Consulting conducted through our facilities in Petach Tikva are expected to be around $606,000 during 2015.

At present, we use our available working capital to fund these studies. However, we may need to raise additional funding prior to or if clinical studies are to commence.

Off-Balance Sheet Arrangements

As of March 31, 2015, December 31, 2014 and 2013, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of March 31, 2015, December 31, 2014 and 2013, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the years ended December 31, 2014 and 2013, and are included elsewhere in this registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors was elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present director and executive officer:

Name	Age	Title	Date Became Executive Officer
Mordechai Bignitz	64	Chief Executive Officer and Chairman	07/2014
Shmuel De-Saban	49	Chief Financial Officer	06/2014

Mordechai Bignitz, age 64, Chief Executive Officer and Chairman. Mr. Bignitz has over 30 years of experience in investment banking specializing in all aspects of the planning, negotiation and execution of both domestic and international transactions. Over the same period, Mr. Bignitz has had extensive experience in the management of investments and financial systems, accounting and taxation. During the past five years, he has served as a director of the following public companies: Arad Investment & Industrial Development Ltd since February 2014, traded on the Tel-Aviv Stock Exchange ("TASE"); Globe Exploration Limited Partnership since July 2013, traded on the TASE; Ellomay Capital Limited since 2011, engaged in investments in energy and infrastructures and traded on the NASDAQ and TASE; Israel Financial Levers Ltd, since 2012, engaged in the real estate business and traded on the TASE; Ablon Group Ltd from 2011 to 2013, engaged in the real estate business and traded on the London Stock Exchange; Leader Holdings & Investments Ltd from 2007 to 2010, an investment company traded on the TASE; and Leader Capital Markets, from 2006 to 2010, an underwriter and brokerage firm traded on the TASE.

The Registrant believes that Mr. Bignitz's many years of experience as a senior executive officer and director of several successful public companies in a variety in industries, all of which have had far greater resources and operating history than the Registrant, and renders him highly qualified to serve on the Registrant's CEO and Chairman.

Shmuel De-Saban, age 49, Chief Financial Officer. During the past five years, Mr. De-Saban, a CPA, has operated his own accounting firm providing complete accounting services to clients including the establishment of internal management reports, examining all corporate systems such as: (i) purchase management (inventory and procurement planning); (ii) cash flow, work plans, annual budgets, and monthly analysis of performance against budget; and (iii) establishment of working procedures, among other related accounting services. Mr. De-Saban's firm has represented both Israeli and international clients engaged in manufacturing, services, retail, food industry services, construction professionals, hi-tech research and development, programming, importers, exporters, foreign and domestic residents, real estate, financial services and healthcare.

Mr. De-Saban studied for a Bachelor's Degree in Economics from Tel-Aviv University and a degree as a CPA from Bar Ilan University, Israel.

The Registrant believes that Mr. De-Saban's many years of experience in the accounting in a variety in industries, all of which have had far greater resources and operating history than the Registrant, and renders him highly qualified to serve on the Registrant's CFO.

Director Independence.

In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that our sole director, Mr. Bignitz is not independent.

NASDAQ Rule 4200.

The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Directors' Term of Office.

Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee.

We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Code of Ethics.

We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the fourth quarter of 2014.

Potential Conflicts of Interest.

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board's Role in Risk Oversight.

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company's financial risk exposures.

Involvement in Certain Legal Proceedings.

We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Section 16(a) Compliance.

Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its CEO and CTO and ten percent (10%) shareholders have filed reports required to be filed under Section 16(a).

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers during the fiscal years ending December 31, 2014, 2013 and 2012.

Long Term
		Annual Compensation			Compensation Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#) (5)	(#)	($)

Mordechai Bignitz, CEO and Chairman (1)	2014	3,000	---	---	---	---	---
Shmuel De-Saban, CFO (2)	2014	---	---	---	195,416	662,500	---
Ori Goore, former CEO and CFO (3)	2014	---	---	---	250,000	150,000	---
	2013	---	---	---	---	---	---
	2012	---	---	---	---	---	---
Eli Gonen, former Chairman (4)	2014	---	---	---	150,000	200,000	---
	2013	---	---	---	---	---	---
	2012	---	---	---	---	---	---

(1) Mr. Bignitz was appointed the CEO and Chairman on July 15, 2014 and receives compensation of $1,000 per month commencing November 1, 2014 pursuant to his services agreement.
(2) Mr. De-Saban was appointed the CFO on June 16, 2014. Mr. De-Saban signed a services agreement pursuant to which he was issued 195,416 restricted shares upon signing the agreement and 662,500 options, which will vest if OWC achieves certain milestones. As of March 31 2015, none of the milestones has been achieved and therefore no options have vested.
(3) Mr. Goore became the Company's CEO and director in February 2009 and received no compensation for serving as CEO and director. Mr. Goore resigned as CEO on July 15, 2015 to pursue other business opportunities. In connection with his resignation and signing of a mutual release, Mr. Goore received 250,000 restricted shares and was granted 150,000 options at an exercise price of $0.14 per shares with an expiration date of July 15, 2016.
(4) Mr. Gonen became the Company's Chairman February 2009 and received no compensation for serving as Chairman. Mr. Gonen resigned as Chairman July 15, 2015 to pursue other business opportunities. In connection with his resignation and signing of a mutual release, Mr. Gonen received 150,000 restricted shares and was granted 200,000 options at an exercise price of $0.14 per shares with an expiration date of July 15, 2016.
(5) The restricted stock awards were granted in connection with services agreements with our current management and separation agreements with former management.

Option Grants

In connection with Mr. De-Saban's, services agreement, as supplemented on October 2, 2014, the Company agreed to grant Mr. De-Saban options to purchase 662,500 shares at an exercise price of $0.01, which options expire on October 1, 2018. These options will vest only if the Company's wholly-owned subsidiary OWC achieves certain milestones. As of March 31 2015, no milestone has been achieved and no options have vested.

In connection with the resignation and signing of a mutual release and separation agreement by Mr. Goore, he was granted 150,000 options at an exercise price of $0.14 per shares with an expiration date of July 15, 2016.

In connection with the resignation and signing of a mutual release separation agreement by Mr. Gonen, he was granted 200,000 options at an exercise price of $0.14 per shares with an expiration date of July 15, 2016.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the year ended December 31, 2014 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan ("LTIP") Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we have services/employment agreements with our CEO and CFO. Our CEO also serves as the sole director for no additional compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of the Corporation's Common Stock owned beneficially as of May 31, 2015 by: (i) each person (including any group) known to us to own more than five (5%) percent of any class of its voting securities; (ii) each of the Corporation's directors and each of its named executive officers, including directors and officers of OWC, the Corporation's wholly-owned Israeli subsidiary; and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

As of May 31, 2015, the Registrant had 80,592,403 shares of Common Stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Owned (1)
Mordechai Bignitz, CEO and Chairman	0	0.00%
7 Jacobtinsky Street, Ramat Gan 52520, Israel
Shmuel De-Saban, CFO	195,416	0.24%
215 Jaffa Street, Jerusalem, Israel
Ziv Turner, CEO of OWC	2,104,480	2.60%
Shaham 22 Street, Petach Tikva 49181, Israel
Dr. Alan Shackelford, CSO of OWC	5,134,375	6.36%
2257 South Broadway, Denver, CO 80210
Jacky Shenker	8,000,000	9.92%
78 Uziel Street, Jerusalem, Israel
Director and Officer (4 person) (2)	7,434,271	9.21%

All Directors and Officers as a group (4 persons), including those of the Registrant's wholly-owned subsidiary, One World cannabis Ltd own 7,434,271shares.

(1) Applicable percentage ownership is based on 80,592,403 shares of Common Stock outstanding as of May 31, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes officers of the Registrant's wholly-owned Israeli subsidiary, One Word cannabis Ltd.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Party Transactions in 2014 and 2013: Amounts due related parties consist of corporate reinstatement and regulatory compliance expenses paid directly by a director of the company and unpaid compensation. Such items totaled $28,436 at December 31, 2013. The advances are not formalized by a written agreement and do not carry a specific date of payment and are non-interest bearing. As of December 31, 2014, we owed $138 to a related party.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

OWC PHARMACEUTICAL RESEARCH CORP.

9,101,373 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is June __, 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$275
Transfer Agent Fees	$0
Accounting fees and expenses	$1,000
Legal fees and expense	$25,000
Total	$26,275

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our by-laws provides that no director shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Item 15. Recent Sales of Unregistered Securities

Sale of Unregistered Securities

Date	Title	Shares Issued	Persons	Consideration Per Share
02/28/14	Common Stock	913,000	Amir Uziel	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	349,300	Tena Holdings GmbH (1)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	688,500	Lavi Krasney	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	366,500	Akiva Shonfeld	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	592,900	Amita S.A. (2)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	2,383,100	L&L Holdings (3)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	2,947,000	Asher G. Mediouni	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	3,657,100	Ofliam L.L.C. (4)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
02/28/14	Common Stock	295,200	Kfir Silbrman	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
03/11/14	Common Stock	2,000,000	IMWT Holdings Ltd. (5)	For Services provided valued at $20,000 pursuant to Section 4(2)
03/11/14	Common Stock	2,000,000	KE Zurich Capital (6)	For Services provided valued at $20,000 pursuant to Section 4(2)
03/11/14	Common Stock	1,000,000	Tzvika Borodizki	For Services provided valued at $10,000 pursuant to Section 4(2)
03/11/14	Common Stock	1,000,000	Asaf Itschaik	For Services provided valued at $10,000 pursuant to Section 4(2)
03/31/14	Common Stock	529,400	L&L Holdings (3)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
03/31/14	Common Stock	1,470,000	L&L Holdings (3)	For Services provided valued at $14,700 pursuant to Section 4(2)
03/31/14	Common Stock	362,000	Bransville Investment Ltd. (7)	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
03/31/14	Common Stock	1,638,000	Bransville Investment Ltd. (7)	For Services provided valued at $16,380 pursuant to Section 4(2)
04/15/14	Common Stock	500,000	Short Trade Ltd. (8)	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	1,250,000	Ben-Zion Weiner	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	500,000	Yoel Yogev	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	2,000,000	Ariela Krasney	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	150,000	Oded Gilboa	$0.005 per share in cash pursuant to Section 4(2)
04/15/14	Common Stock	300,000	David Massas	$0.005 per share in cash pursuant to Section 4(2)
06/24/14	Units (a)	111,111	David Asaf	$0.09 per share in cash pursuant to Reg S exemption
06/29/14	Units (a)	444,444	Avdinco Ltd. (9)	$0.09 per share in cash pursuant to Reg S exemption
06/24/14	Units (a)	55,555	David Benhamu	$0.09 per share in cash pursuant to Reg S exemption)
06/05/14	Units (a)	222,222	David Shrem	$0.09 per share in cash pursuant to Reg S exemption
06/24/14	Units (a)	222,222	Eran Cohan	$0.09 per share in cash pursuant to Reg S exemption
07/01/14	Units (a)	111,111	Judith Zetouny	$0.09 per share in cash pursuant to Reg S exemption
06/23/14	Units (a)	555,555	Falash Masha Lea	$0.09 per share in cash pursuant to Reg S exemption
06/18/14	Units (a)	111,111	Nir Ben Nissan	$0.09 per share in cash pursuant to Reg S exemption
06/20/14	Units (a)	55,555	Nuriel Chordekar	$0.09 per share in cash pursuant to Reg S exemption
06/19/14	Units (a)	2,222,222	Prop Trade Ltd. (10)	$0.09 per share in cash pursuant to Reg S exemption
06/19/14	Units (a)	444,444	R.P. Holdings Ltd. (11)	$0.09 per share in cash pursuant to Reg S exemption
06/18/14	Units (a)	222,222	Ron Senator	$0.09 per share in cash pursuant to Reg S exemption
06/24/14	Units (a)	450,000	Shmuel Pasternak	$0.09 per share in cash pursuant to Reg S exemption
06/13/14	Units (a)	2,222,222	Short Trade Ltd. (12)	$0.09 per share in cash pursuant to Reg S exemption)
06/24/14	Units (a)	111,111	Tal Taperberg & Gal Graf	$0.09 per share in cash pursuant to Reg S exemption
06/11/14	Units (a)	444,444	Boruj Tenenbaum	$0.09 per share in cash pursuant to Reg S exemption
06/18/14	Units (a)	166,667	Tomer Cohan	$0.09 per share in cash pursuant to Reg S exemption
06/11/14	Units (a)	1,000,000	Yoel Yogev	$0.09 per share in cash pursuant to Reg S exemption
06/10/14	Units (a)	220,000	Yosef Cohan	$0.09 per share in cash pursuant to Reg S exemption
08/14/14	Common Stock	150,000	Ivo Heiden	For Services provided valued at $0.25 per share pursuant to Section 4(2)
08/14/14	Common Stock	150,000	Securities Compliance Corp. (13)	For Services provided valued at $0.25 per share pursuant to Section 4(2)
07/14/14	Common Stock	179,300	Activa Shonenfeld	Conversion of debt into equity at $0.01 per share pursuant to Section 4(2)
07/15/14	Common Stock	150,000	Gonen, Eli - former Chairman	For Services provided valued at $0.28 per share pursuant to Section 4(2)
07/15/14	Common Stock	250,000	Goore, Ori - former CEO and Director	For Services provided valued at $0.28 per share pursuant to Section 4(2)
07/15/14	Warrants	200,000	Gonen, Eli - former Chairman	Exercisable at $0.14 per share pursuant to Section 4(2)
07/15/14	Warrants	150,000	Goore, Ori - former CEO and Director	Exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	3,500,000	Amir Uziel	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	700,000	Eli Yorsh	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	3,500,000	Capitallink Ltd. (14)	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	2,800,000	L.I.A. Pure Capital Ltd. (15)	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/04/14	Warrants	3,500,000	Yaad Ltd. (16)	For services provided, exercisable at $0.14 per share pursuant to Section 4(2)
08/17/14	Units (a)	1,322,222	Invita Pharmaceuticals LLC. (17)	$0.09 per share in cash pursuant to Section 4(2)
07/12/14	Units (b)	166,666	Alan L. Talesnick	$0.15 per share in cash pursuant to Reg S exemption
07/12/14	Units (b)	500,000	Gil Cohan	$0.15 per share in cash pursuant to Reg S exemption
07/08/14	Units (b)	834,000	H. Leigh Severance Inc. (18)	$0.15 per share in cash pursuant to Section 4(2)
07/08/14	Units (b)	834,000	H. Leigh Severance Inc. Pension Plan & Trust (19)	$0.15 per share in cash pursuant to Section 4(2)
08/18/14	Units (b)	1,360,000	NE Solutions Ltd. (20)	$0.15 per share in cash pursuant to Reg S exemption
09/23/14	Units (a)	1,111,111	Prop Trade Ltd. (21)	$0.09 per share in cash pursuant to Reg S exemption
09/23/14	Units (a)	1,111,111	Short Trade Ltd. (22)	$0.09 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	5,134,375	Dr. Alan Shackelford, CTO of OWC (23)	$0.05 per share in cash pursuant to Section 4(2)
11/07/14	Common Stock	2,104,480	Ziv Turner	$0.05 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	2,114,480	Uri Glazer	$0.05 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	861,250	Alon Sinai	$0.05 per share in cash pursuant to Reg S exemption
11/07/14	Common Stock	132,500	Shmuel De-Saban, CFO	$0.05 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	166,667	Nissim Atias	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	66,667	Ido Glazer	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	43,426	Guy Abraham	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	61,666	Guy Elad	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	66,667	Sara Leibovitz	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	1,030,000	Shem Tov and Claudia Calvo	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	333,333	Michal and Rafi Farjun	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	43,859	Shay Kahlon	$0.15 per share in cash pursuant to Reg S exemption
11/17/14	Unit (b)	350,877	Moshe Ashkenazi	$0.15 per share in cash pursuant to Reg S exemption
12/22/2014	Common Stock	200,000	Uri Glazer	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	150,000	Alon Sinai	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	2,120,000	Yehuda Baruch	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	100,000	Mirabelle Gazit	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	250,000	Dubi Kohva	$0.05 per share in cash pursuant to Section 4(2)
12/22/2014	Common Stock	62,916	Shmuel De-Saban, CFO	$0.05 per share in cash pursuant to Section 4(2)
06/16/2014	Common Stock	100,000	Ten West Holding Ltd. (24)	$0.09 per share in cash pursuant to Section 4(2)

(a) The units include warrants exercisable at $0.16 per share.
(b) The units include warrants exercisable at $0.25 per share.
(1) Tena Holdings is controlled by Daren Bitan, a resident of Israel.
(2) Amit SA is controlled by Haem Arusi, a resident of Israel.
(3) L&L Holdings is controlled by Ruiz Diaz Rolon Rosa, a resident of Argentina.
(4) Ofliam LLC is controlled by Patric Sasun Resident of Luxembourg
(5) IMWT is controlled by John Shafat, a resident of Austria
(6) KE Zurich Capital Ltd. is controlled by Tal Yoresh, a resident of Australia.
(7) Branseville Investments is controlled by Albert Oliverio, a resident of Gibraltar.
(8) Short Trade Ltd is controlled by Shlomo Noyman, a resident of Israel.
(9) Avdinco Ltd. is controlled by Avner Cohen, a resident of Israel.
(10) Prop Trade Ltd. is controlled by Charlote Eilin Tay, a resident of Singapore.
(11) R.P. Holdings (1992) Ltd is controlled by Rubin Zimerman, a resident of Israel.
(12) Short Trade Ltd. is controlled by Shlomo Noyman, a resident of Israel.
(13) Securities Compliance Corp. is controlled by Richard Rubin.
(14) Capitallink Ltd. is controlled by Levi Krasney, a resident of Israel.
(15) L.I.A. Pure Capital Ltd. is controlled by Kfir Silberman, a resident of Israel.
(16) Yaad Ltd. is controlled by Isaac Shrem, a resident of Israel.
(17) Invita Pharmaceuticals LLC is controlled by Richard S. Greenberg, a resident of the State of Colorado.
(18) H. Leigh Severance Inc. Pension Plan and Trust is controlled by H. Leigh Severance, a resident of the State of Colorado.
(19) H. Leigh Severance Inc. is controlled by H. Leigh Severance, a resident of the State of Colorado.
(20) NE Solutions Ltd. is controlled by Lee Yit Tong, a resident of Singapore.
(21) Prop Trade Ltd. is controlled by Charlote Eilin Tay, a resident of Singapore
(22) Short Trade Ltd. is controlled by Shlomo Noyman, a resident of Israel.
(23 Dr. Alan Shackelford is a US resident and CSO of our wholly-owned subsidiary, One World cannabis Ltd.
(24) Ten West Holding Ltd. is controlled by Marc Sitzer, a US resident.

The sales of these securities were exempt under either Section 4(2) of the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated by the SEC thereunder, including Regulation S. The investors represented to the Company that they have sufficient knowledge and experience in financial and business matters to evaluate the risks and merits of the investment (the "sophisticated investor"), or be able to bear the investment's economic risk, have access to the type of information normally provided in a prospectus; and agreed not to resell or distribute the securities to the public other than in compliance with the Act. In addition, the Company did not use any form of public solicitation or general advertising in connection with the offerings.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description of Exhibit
3.1	Articles of Incorporation, filed with the Company's Form 10-12G/A on April 10, 2014.
3.2	Bylaws, filed with the Company's Form 10 on November 21, 2012.
5.1	Opinion of Thomas J. Craft, Jr., Esq., attached to the Company's Form S-1 as filed with the SEC on April 23, 2015.
10.1	Patent Transfer and Sale Agreement with Appelfeld Zer Fisher, filed with the Company's Form 10-12G/A on April 10, 2014.
10.2(a)	Convertible Note, as amended, between the Company and Sheer Trust, filed with the Company's Form 10-12G on February 28, 2013.
10.2(b)(a)1	Convertible Note, as amended, between the Company and Mediouni, filed with the Company's Form 10 on May 13, 2013
10.2(c)(a)	Convertible Note, as amended, between the Company and Shonfeld, filed with the Company's Form 10 on May 13, 2013
10.2(d)(a)1	Convertible Note, as amended, between the Company and Silverman, filed with the Company's Form 10 on May 13, 2013
10.2(e)(a)	Convertible Note, as amended, between the Company and Oofliam LLC, filed with the Company's Form 10 on May 13, 2013
10.2(f)(a)2	Convertible Note, as amended, between the Company and Mediouni, filed with the Company's Form 10 on May 13, 2013
10.2(g)(a)2	Convertible Note, as amended, between the Company and Silverman, filed with the Company's Form 10 on May 13, 2013
10.3	Agreement between the Company and Nickelshpur and CV, filed with the Company's Form 10-12G on February 28, 2013.
10.4	Agreement between the Company and Sensoil Ltd, dated April 17, 2013, filed with the Company's Form 10-12G/A on April 10, 2014.
10.5	Services Agreement between Mr. Bignitz and the Company, dated October 2, 2014, attached to the Company's Form S-1 as filed with the SEC on April 23, 2015.
10.6	Services Agreement between Mr. De-Saban and the Company, dated October 2, 2014, attached to the Company's Form S-1 as filed with the SEC on April 23, 2015.
10.7	Services Agreement between Sheba Medical Center and the Company, dated October 22, 2014, filed herewith.
23	Consent of Independent Registered Public Accounting Firm, filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Petach Tikva, State of Israel, on June 9, 2015.

OWC PHARMACEUTICAL RESEARCH CORP.

By: /s/ Mordechai Bignitz
Mordechai Bignitz
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mordechai Bignitz	Chairman of the Board	June 9, 2015
Mordechai Bignitz

/s/ Mordechai Bignitz	Chief Executive Officer (Principal Executive Officer)	June 9, 2015
Mordechai Bignitz

/s/ Shmuel De-Saban	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 9, 2015
Shmuel De-Saban